                                                                    EXHIBIT 10.8

                                                                  EXECUTION COPY


                              DEBTOR-IN-POSSESSION

                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 7, 2002

                                      AMONG

                               BUDGET GROUP, INC.,

                                  AS BORROWER,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                                 AS GUARANTORS,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   AS LENDERS,

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                       AS ADMINISTRATIVE AGENT AND LENDER

                        GECC CAPITAL MARKETS GROUP, INC.

                                AS LEAD ARRANGER


Any obligation on the part of GECC and its respective affiliates to make the extensions of credit contemplated hereby is subject to the completion of its business and legal due diligence and the execution of satisfactory definitive documentation, and then only in accordance with the terms and conditions thereof.

         This DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this "Agreement"), dated as of August 7, 2002 among BUDGET GROUP, INC., a Delaware corporation ("Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code; certain of the direct or indirect Domestic Subsidiaries of Borrower signatory hereto (each a "Domestic Subsidiary Guarantor" and collectively, the "Domestic Subsidiary Guarantors"), each of which is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the Chapter 11 cases of Borrower and the Domestic Subsidiary Guarantors, each, a "Case" and collectively, the "Cases"); certain of the direct and indirect Foreign Subsidiaries of Borrower signatory hereto (each a "Foreign Subsidiary Guarantor" and collectively, the "Foreign Subsidiary Guarantors" and together with the Domestic Subsidiary Guarantors, each a "Guarantor" and collectively, the "Guarantors"); GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders party hereto from time to time.

                                    RECITALS

      A. On July 29, 2002 (the "Petition Date"), Borrower and the Domestic Subsidiary Guarantors each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") commencing the Cases and have continued in possession of their assets and in the management of their businesses as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

      B. Borrower has requested that Agent and Lenders provide a senior secured superpriority revolving loan and letter of credit facility of up to $100,000,000, all of Borrower's obligations under which are to be guaranteed by the Guarantors. Borrower intends to utilize such facility to fund its working capital requirements (and the working capital requirements of the Guarantors) during the pendency of the Cases and to provide credit enhancement for the New Fleet Financing.

      C. Agent and Lenders are willing to make such postpetition loans and other extensions of credit to Borrower upon the terms and conditions set forth herein.

      D. Capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All exhibits, schedules, annexes and other attachments (collectively, "Appendices") hereto, or expressly identified in this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute a single agreement. These Recitals shall be construed as part of the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.    AMOUNT AND TERMS OF CREDIT

      1.1   Credit Facilities.

            (a)   Revolving Credit Facility.

                  (i) Subject to the terms and conditions hereof and of the Orders, each Revolving Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a); provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time; provided further that the Revolving Credit Advances under the Interim Facility shall not exceed the amount set forth in the Interim Order. Borrowing Availability may be reduced by Reserves imposed by Agent in its reasonable credit judgment. Each Revolving Credit Advance shall (A) with respect to Index Rate Loans, be in an aggregate principal amount not less than $1,000,000 and with respect to LIBOR Loans, be in an aggregate principal amount not less than $1,000,000 and multiples of $250,000 in excess thereof and
(B) be made on notice by Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (A) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or
(B) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower must comply with Section 1.5(e).

                  (ii) Except as provided in Section 1.12, Borrower shall execute and deliver to each Revolving Lender a promissory note to evidence the Revolving Loan Commitment of that Revolving Lender. Each promissory note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of
Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of Borrower to pay the amount of the applicable Revolving Lender's Revolving Loan Commitment or, if less, such Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (iii) Anything in this Agreement to the contrary notwithstanding, at the request of Borrower, in its discretion, Agent may (but shall have absolutely no obligation to) make Revolving Credit Advances to Borrower on behalf of Revolving Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (less the Swing Line Loan) (any such excess Revolving Credit Advances are herein referred to collectively as "Overadvances"); provided that
(A) no such event or occurrence shall cause or constitute a waiver of Agent's, Swing Line Lender's or Revolving Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists and (B) no Overadvance shall result in a Default or Event of Default based on Borrower's failure to comply with Section 1.3(b)(i) for so long as Agent permits such Overadvance to be outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in
Section 1.11(c), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $5,000,000 at any time, shall not cause the aggregate Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by Requisite Lenders.

            (b)   Swing Line Facility.

                  (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof and of the Orders, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(b) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment, (B) the Maximum Amount and (C) except for Overadvances, the Borrowing Base, in each case, less the outstanding balance of the Revolving Loan and any other outstanding Swing Line Advances at such time ("Swing Line Availability"); provided that Swing Line Advances under the Interim Facility shall not exceed the amount set forth in the Interim Order. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this
Section 1.1(b). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower in accordance with
Section 1.1(a). Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one (1) Business Day's prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 2.2, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with
Section 1.1(b)(iii). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

                  (ii) Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Each note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(ii) (each a "Swing Line Note" and, collectively, the "Swing Line Notes"). Each Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in
Section 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                  (iii) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf), request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of Borrower.

                  (iv) Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(b)(iii), the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two (2) Business Days and at the Index Rate thereafter.

            (c) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

      1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein, in the Orders and in Annex B, Borrower shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower or any other Account Party; provided that the aggregate amount of Letter of Credit Obligations under the Interim Facility shall not exceed the amount set forth in the Interim Order.

      1.3   Prepayments.

            (a) Reductions in Revolving Loan Commitments. Borrower may at any time on at least five (5) days' prior written notice by Borrower to Agent permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (A) any such reductions shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced to an amount less than the amount of the Revolving Loan and Swing Line Loan then outstanding and (C) after giving effect to such reductions, Borrower shall comply with Section 1.3(b)(i). In addition, Borrower may at any time on at least ten (10) days' prior written notice by Borrower to Agent terminate the Revolving Loan Commitment; provided that upon such termination, (i) all Loans and other Obligations shall be immediately due and payable in full and (ii) all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B. Any voluntary reduction or termination of the Revolving Loan Commitment must be accompanied by
(A) payment of the Fee required by Section 1.9(c) on the amount by which the Revolving Loan Commitment was reduced or terminated, plus (B) the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b), plus (C) the accrued but unpaid Fee required by Section 1.9(b) on the amount by which the Revolving Loan Commitment was reduced or terminated, as applicable, through the date of such reduction or termination, respectively. Upon any such reduction or termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances or Swing Line Advances, or to request that Letter of Credit Obligations be incurred on its behalf or on behalf of any other Account Party, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall require a corresponding pro rata reduction in the L/C Sublimit.

            (b)   Mandatory Prepayments; Commitment Termination; Cash
Collateral.

                  (i) If, at any time, the aggregate outstanding balances of the Revolving Loan and the Swing Line Loan exceed the lesser of (A) the Maximum Amount and (B) the Borrowing Base (such excess amount, the "Overage"), Borrower shall immediately repay (to the extent required to eliminate the Overage) first, the aggregate outstanding Swing Line Advances and second, the aggregate outstanding Revolving Credit Advances. If any such Overage remains after repayment in full of the aggregate outstanding Swing Line Advances and Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate the Overage. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid on demand by Agent (or on demand by Agent at the direction of the Requisite Lenders) and on the Commitment Termination Date.

                  (ii) Immediately upon receipt by Borrower or any of its Subsidiaries of proceeds of any Disposition (excluding (x) proceeds of Dispositions permitted by Section 6.8 (a)(i)(A) or (ii), (y) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, proceeds of Dispositions of Vehicles pursuant to Section 6.8(a)(i)(B) and

(z) proceeds of Dispositions of Vehicles pursuant to Section 6.8(a)(i)(C) which are retained or reinvested by an SPV pursuant to any Pre-Petition Fleet Financing Document or any New Fleet Financing Document or used to repay any Pre-Petition Fleet Financing or New Fleet Financing) Borrower shall prepay the Loans (and cash collateralize the Letter of Credit Obligations) in an amount equal to 100% of such proceeds (as and when received in the case of payments in respect of promissory notes, leases and other non-cash consideration), net of
(A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower or such Subsidiary in connection therewith (in each case, paid to non-Affiliates),
(B) transfer taxes, (C) any amount reserved on account of Permitted Prepayment Liens, if any, (D) with respect to any EMEA Subsidiary, used to satisfy liabilities of such EMEA Subsidiary (other than those owing to an Affiliate of such EMEA Subsidiary) on the date of such disposition, (E) in the case of Vehicles, the amount used to repay Vehicle Debt required to be paid in connection with such Disposition and (F) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c); it being understood that to the extent that any Disposition consists of property constituting an Eligible Item, notwithstanding the exclusion of such proceeds pursuant to this Section 1.3(b)(ii), in the event an Overage exists following such Disposition Borrower shall immediately comply with Section 1.3(b)(i).

                  (iii) If Borrower or any of its Subsidiaries issues Stock to a Person other than Borrower or any of its Wholly Owned Subsidiaries, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans (and cash collateralize the Letter of Credit Obligations) in an amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with
Section 1.3(c).

                  (iv) Immediately upon receipt by Borrower or any of its Subsidiaries (other than the SPVs) of proceeds of any issuance or incurrence of any Indebtedness by such Person (regardless of whether such Indebtedness is permitted to be issued or incurred hereunder), other than Indebtedness permitted pursuant to clauses (a), (b), (c), (e), (f), (g), (h), (i), (j), (k), (l), (m)
or (n) of Section 6.3, Borrower shall prepay the Loans (and cash collateralize the Letter of Credit Obligations) in an amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

                  (v) If Borrower or any of its Subsidiaries (other than the SPVs) receives any insurance or condemnation proceeds in accordance with Section 5.4(c), Borrower shall prepay the Loans (and cash collateralize the Letter of Credit Obligations) in an amount equal to 100% of such proceeds (net of any amounts permitted by Section 5.4(c)). Any such prepayment shall be applied in accordance with Section 1.3(c).

            (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to Sections 1.3(b)(ii), (iii), (iv) and (v) shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to accrued but unpaid interest on the Swing Line Loan; third, to the outstanding principal balance of the Swing Line Loan until the same has been repaid in full; fourth, to accrued but unpaid interest on Revolving Credit Advances; fifth, to the outstanding


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
principal balance of Revolving Credit Advances until the same has been paid in full; and last, to any Letter of Credit Obligations to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. Any amounts remaining after such application shall be delivered to Borrower or such other Person as is legally entitled thereto. Each of the Revolving Loan Commitment and the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments, as applicable, and shall require a corresponding pro rata reduction in the L/C Sublimit.

            (d) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

      1.4 Use of Proceeds. Borrower shall utilize the proceeds of the Revolving Loan and the Swing Line Advances solely for the following purposes:
(a) the issuance of Letters of Credit solely in connection with the New Fleet Financing, (b) for working capital and other general corporate purposes of the Credit Parties not in contravention of any requirement of law or the Loan Documents (including to fund post-petition operating expenses and Restructuring Expenses, to pay certain fees and expenses of the administration of the Cases to be specified in writing to Agent and to fund Capital Expenditures, in each case, as not restricted or otherwise permitted hereunder) or as otherwise approved by the Bankruptcy Court with the consent of Agent and (c) as long as no Default or Event of Default has occurred and is continuing, to pay certain pre-petition Indebtedness in accordance with Section 6.21. Borrower shall use the Letters of Credit and the entire amount of the proceeds of each Loan in accordance with this Section 1.4; provided, however, that nothing herein shall in any way prejudice or prevent Agent or Lenders from objecting, for any reason, to any requests, motions or applications made in the Bankruptcy Court, including any applications for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under Sections 105(a), 330, 331, 503(b), 507(b) or 1114 of the Bankruptcy Code, by any party in interest; provided further that Borrower shall not use, nor shall it permit the use of, the proceeds from any Swing Line Loan or Revolving Loans (x) for any purpose that is not permitted under the Bankruptcy Code and/or the judicial decisions thereunder or (y) to pay for any investigation, initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against Agent or Lenders, including, without limitation, challenging the amount, validity, perfection, priority or enforceability of, or asserting any defense, counterclaim or offset to, the Obligations or the security interest and Liens of Agent, on behalf of Lenders, in respect thereof or asserting any claims or causes of action, including, without limitation, any actions under Chapter 5 of the Bankruptcy Code against Agent or Lenders.

      1.5   Interest and Applicable Margins.

            (a) Borrower shall pay interest to Agent, for the ratable benefit of all Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time and
(ii) with
respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

            The Applicable Margins are as follows:

                                                                 APPLICABLE MARGINS
                                                                 ------------------
                                                      LEVEL I          LEVEL II       LEVEL III
                                                      -------          --------       ---------
Applicable Revolver Index Margin                       1.50%            1.75%          2.00%
Applicable Revolver LIBOR Margin                       3.00%            3.25%          3.50%
Applicable L/C Margin                                  3.00%            3.25%          3.50%
Applicable Unused Line Fee Margin                      0.75%            0.50%          0.375%

            During the period from the Closing Date through August 31, 2002, the Applicable Margins shall be based on Level I (regardless of the Total Commitment Usage during such period). Thereafter, the Applicable Margins shall be adjusted (up or down) prospectively on a monthly basis as determined by Borrower's Total Commitment Usage calculated on the average daily amount of usage of the Revolving Loan Commitment for the previous monthly period. Adjustments in Applicable Margins shall be determined by reference to the following grid:

                                                                          LEVEL OF
   IF TOTAL COMMITMENT USAGE IS:                                    APPLICABLE MARGINS:
   -----------------------------                                    -------------------
   greater than or equal to zero but less than or equal to 33%           Level I
   greater than 33%, but less than or equal to 66%                       Level II
   greater than 66% but less than or equal to 100%                       Level III


            (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrower, absent manifest error.

            (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a) or so long as any other Event of Default has occurred and is continuing, at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, to the extent not prohibited by applicable law, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default as specified in such notice until that Event of Default is cured or waived and shall be payable upon demand.

            (e) Subject to the conditions precedent set forth in Section 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Revolving Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto or (iv) continue all or any portion of any Revolving Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Revolving Loan to be continued. Any Revolving Loan or group of Revolving Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (A) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (B) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (C) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Revolving Loan may be made as or converted into a LIBOR Loan until the earlier of (i) thirty (30) days after the date upon which the Interim Order shall have been entered by the Bankruptcy Court or (ii) the date upon which the Final Order shall have been entered by the Bankruptcy Court.

            (f)   Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

      1.6   Eligible Items.

            (a) Eligible Accounts. All of the Accounts owned by Borrower and each Domestic Subsidiary Guarantor and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available. Eligible Accounts shall not include any Account of Borrower or any Domestic Subsidiary
Guarantor:

                  (i) that does not arise from the sale or lease of goods or the performance of services by such Person in the ordinary course of its business;

                  (ii) (A) with respect to which such Person's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, including, without limitation, (1) with respect to the sale of goods, acceptance of such goods by the Account Debtor and (2) with respect to the rental of any Vehicle or the sale of services, such rental or such services have not been completed or performed and have been accepted by the Account Debtor, or (B) as to which such Person is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (C) if the Account represents a deposit or a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Person's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer; provided, that Accrued Revenues shall not be excluded pursuant to this clause (ii) so long as they otherwise meet the eligibility criteria set forth in this Section 1.6(a);

                  (iii) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

                  (iv) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold or leased to or services rendered and accepted by the applicable Account Debtor;

                  (v) with respect to which an invoice (other than with respect to Accrued Revenues), reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

                  (vi) that (A) is not owned by such Person or (B) is subject to any right, claim, security interest, Lien or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders, or Liens permitted by Sections 6.7(b) or (i) which are subordinate to the Liens of Agent, on behalf of itself and Lenders;

                  (vii) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party;

                  (viii) that is the obligation of an Account Debtor that is (A) the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Credit Party, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof or (B) any foreign government or a political subdivision thereof;

                  (ix) that is the obligation of an Account Debtor located in a foreign country unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer;

                  (x) to the extent Borrower or such Domestic Subsidiary Guarantor is liable for goods sold or leased or services rendered by the applicable Account Debtor to such Person but only to the extent of the potential offset, unless the relevant Person, on the one hand, and such Account Debtor, on the other hand, have entered into an agreement whereby the Account Debtor is prohibited from exercising any right of setoff with respect to the Accounts of the Credit Parties;

                  (xi) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                  (xii) that is in default; provided that without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                        (A) the Account is not paid within ninety (90) days following its original invoice date;

                        (B) the Account Debtor obligated upon such Account is the subject of any reorganization, bankruptcy, receivership, insolvency, custodianship or any other condition of the type described in the definition of the term Bankruptcy Event;

                        (C) payment with respect to such Account was made by a check which has been returned for insufficient funds;

                        (D) payment with respect to such Account was made with a credit or debit card which was rejected by the issuer of such card because the amount of such payment exceeded the Account Debtor's credit limit on such card; or

                        (E) such Account has been placed with an attorney or other agent for collection;

                  (xiii) that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under any of clauses (iii), (iv), (v) (vi), (vii), (viii),
(xi), (xii) and (xv) of this Section 1.6(a);

                  (xiv) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

                  (xv) as to which any of the representations or warranties in the Loan Documents are untrue;

                  (xvi) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper, but only to the extent as to which Agent does not have a first priority perfected Lien thereon;

                  (xvii) to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment, following prior notice of such limit by Agent to Borrower;

                  (xviii) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed (i) other than in the case of Credit Card Receivables, five percent (5%) of all Eligible Accounts and (ii) with respect to Credit Card Receivables, twenty-five percent (25%) of all Eligible Accounts;

                  (xix) that is payable in any currency other than Dollars; or

                  (xx) that is otherwise unacceptable to Agent in its reasonable credit judgment.

            Notwithstanding the foregoing, in determining the amount of Accounts to be included as Eligible Accounts, the face amount of Accounts shall be reduced by (i) the amount of all accrued and actual returns, promotions, discounts, claims, credits or credits pending, charges, price adjustments, commissions or other amounts due to, or asserted by, any Person engaged by Borrower or any Domestic Subsidiary Guarantor in the rental or sale of Vehicles, freight or finance charges or other allowances (including any amount that Borrower or such Domestic Subsidiary Guarantor, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral) or that Borrower or such Domestic Subsidiary Guarantor, as applicable, established as a reserve therefor and Borrower agrees that any such reserve will in no event be less than the reserve that would be so established consistent with past practice or in accordance with GAAP) and (ii) the aggregate amount of all cash received in respect of Accounts but not yet applied by Borrower or such Domestic Subsidiary Guarantor to reduce the amount of such Accounts.

            (b) Eligible Vehicles. All of the Vehicles owned by Borrower and each Domestic Subsidiary Guarantor and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be "Eligible Vehicles" for purposes of this Agreement, except any Vehicles to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Vehicles from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Vehicles, in its reasonable credit judgment, subject to the approval of Supermajority Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available. Eligible Vehicles shall not include any Vehicles of Borrower or any Domestic Subsidiary Guarantor with respect to which:

                  (i) (A) the Collateral Agent, for the benefit of Agent on behalf of the Lenders, is not noted as the first lienholder on the Certificate of Title therefor or (B) the Certificate of Title has not been submitted to the appropriate state authorities for such notation; provided, however, if the actions provided in clauses (A) or (B) are not sufficient in any state to cause the Lien of the Collateral Agent, for the benefit of Agent on behalf of the Lenders, upon such Vehicle to be a first perfected priority Lien, then in order for a Vehicle titled in such state to be an "Eligible Vehicle", such action as is required to cause the Lien of the Collateral Agent, for the benefit of Agent on behalf of the Lenders, to be a perfected first priority Lien shall have been taken by the relevant Person; provided further, however, no Vehicle shall be excluded pursuant to this clause (i) until the earlier to occur of the execution and delivery of the Collateral Agency Agreement by the parties thereto and the date which is ten (10) days following the Closing Date;

                  (ii) such Vehicle (A) has been damaged and such damage could reasonably be expected to have a material and adverse impact on the Auction Value of such Vehicle, (B) is in need of repair in an amount greater than the applicable Manufacturer's damage allowance for such Vehicle but will not be repaired, (C) will not be held for hire in the future, (D) has been declared to be a total loss, or (E) will be sold to a third party for scrap value;

                  (iii) such Vehicle has been reported as stolen or missing; provided that upon such Person's recovery of any such Vehicle, such Vehicle shall cease to be ineligible pursuant to this subclause (iii) but shall remain subject to all of the other eligibility requirements set forth in this Section 1.6(b);

                  (iv) such Vehicle is subject to Vehicle Debt, including any finance lease in favor of any SPV;

                  (v) such Vehicle is a medium-duty truck and has been in-service for sixty-six (66) months or more; or

                  (vi) such Vehicle was acquired by such Person in connection with a sale of a Vehicle to a consumer (e.g., such Vehicle is a trade-in).

            (c) Eligible Mortgaged Properties. All of the Mortgaged Properties of Borrower and each Domestic Subsidiary Guarantor set forth on Schedule 1.6(c) shall be "Eligible Mortgaged Properties" for purposes of this Agreement, except any Mortgaged Properties to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Mortgaged Properties from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Mortgaged Properties, in its reasonable credit judgment, subject to the approval of Supermajority Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available. Eligible Mortgaged Properties shall not include any Mortgaged Property of Borrower or any Domestic Subsidiary Guarantor with respect to which:

                  (i) the relevant Credit Party does not own good and marketable fee simple title to such Mortgaged Property free and clear of all Liens other than (A) Liens in favor of Agent, for the benefit of Lenders, (B) Liens securing the Secondary DIP Facility and the Pre-Petition CSFB Facility and
(C) Liens described in clauses (a), (b), (c), (d), (e), (f) or (h) of the definition of Permitted Encumbrances (collectively, the "Customary Permitted Liens") or clause (j) of such definition; provided that the aggregate amount of assessed and unpaid taxes, assessments or other governmental charges or levies that resulted in such Liens shall be reflected as a Reserve against Eligible Mortgaged Properties for purposes of determining the Borrowing Base;

                  (ii) such Person does not have the full and unqualified right to assign and grant a Lien in such Mortgaged Property to Agent, for the benefit of the Lenders;

                  (iii) Agent shall not have received each of the following in respect of such Mortgaged Property: (A) a duly executed and delivered Mortgage recorded in favor of Agent, for the benefit of Lenders, (B) a Mortgagee's Title Insurance Policy, (C) evidence satisfactory to it that all premiums in respect of each such policy, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Mortgage have been paid and (D) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies);

                  (iv) such Mortgaged Property is not located in one of the States of the United States or the District of Columbia;

                  (v) Agent does not have a Lien in such Mortgaged Property which is legal, valid, binding, perfected and first priority (subject only to Customary Permitted Liens) under all applicable laws;

                  (vi) if requested by Agent, Agent and the title insurance company issuing the Mortgagee's Title Insurance Policy shall not have received maps or plats of an as-built survey of such Mortgaged Property certified to Agent and such title insurance company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in form and substance satisfactory to Agent;

                  (vii) Agent shall not have received an appraisal with respect to such Mortgaged Property that is satisfactory in form and substance and performed by an appraiser that is satisfactory to Agent;

                  (viii) a Phase I environmental report with respect to such Mortgaged Property, dated a date not more than one year prior to the Closing Date (or, with respect to any Mortgaged Property acquired after the Closing Date, dated a date not more than one year prior to the date of such acquisition), showing no material condition of environmental concern shall not have been delivered to Agent and in form satisfactory to Agent;

                  (ix) with respect to Mortgaged Property on which is located an underground storage tank, Agent shall not have received a secured creditor impaired property policy or similar insurance providing for the payment of the outstanding Obligations upon the occurrence and continuance of an Event of Default and a contamination condition, in each case, in form and substance and from an insurer satisfactory to Agent;

                  (x) any casualty shall have occurred affecting the use, operation or value of such Mortgaged Property unless such casualty has been restored or repaired by the mortgagor under the Mortgage encumbering such Mortgaged Property;

                  (xi) any condemnation or taking by eminent domain shall have occurred or any notice of any pending or threatened condemnation or other proceeding against such Mortgaged Property shall have been delivered to the owner or lessee of such Mortgaged Property that would materially affect the use, operation or value of such;

                  (xii) any of the representations or warranties in the Loan Documents are untrue;

                  (xiii) any certificate of occupancy or other material permit to enable such Mortgaged Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used is not in full force and effect;

                  (xiv) such Mortgaged Property is not in material compliance with all material applicable provisions of law, including, without limitation, zoning; or

                  (xv) the insurance policies with respect to such Mortgaged Property which are required pursuant to Section 5.4 are not in full force and effect and, to the extent such Mortgaged Property is located in a flood zone or flood prone area, appropriate flood insurance, if required;

                  Notwithstanding the foregoing, no Mortgaged Property shall be excluded pursuant to clause (iii) or clause (vi) above during the period from the Closing Date through the relevant date specified therefor in clause (a) of
Schedule 5.11 so long as (A) Agent shall have received, prior to the date on which such Mortgaged Property is proposed to become an Eligible Mortgaged Property, a title report or title commitment with respect to such Mortgaged Property and a copy of all documents referred to, or listed as exceptions to title, in such title report or commitment and (B) such Mortgaged Property is not otherwise ineligible pursuant to any other clause of this
Section 1.6(c).

            (d) Eligible IP Rights. All of the IP Rights owned by Borrower and each Domestic Subsidiary Guarantor and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be "Eligible IP Rights" for purposes of this Agreement, except any IP Rights to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible IP Rights from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible IP Rights, in its reasonable credit judgment, subject to the approval of Supermajority Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available. Eligible IP Rights shall not include any IP Rights of Borrower or any Domestic Subsidiary Guarantor with respect to which:

                  (i) such Person does not own each such IP Right, free and clear of all Liens other than (A) the Liens in favor of Agent for the benefit of the Lenders and (B) the Liens securing the Secondary DIP Facility and the Pre-Petition CSFB Facility;

                  (ii) such Person does not have the full and unqualified right to assign and grant a Lien in each such IP Right to Agent, for the benefit of Lenders;

                  (iii) such IP Right is not subsisting, valid or enforceable or has been adjudged invalid or unenforceable, in whole or in part;

                  (iv) such Person has not made all necessary filings and recordations to protect its interest in such IP Right in the United States Patent and Trademark Office or any applicable state or foreign agency;

                  (v) such Person is not the exclusive owner of the entire and unencumbered right, title and interest in and to each such IP Right and/or a claim has been made that the use of any such IP Right does or may violate the asserted rights of any third party;

                  (vi) such Person has not performed all acts or paid all required fees and taxes necessary or desirable to maintain and protect each IP Right in full force and effect in the United States;

                  (vii) Agent does not have a security interest in such IP Right which is legal, valid, binding, perfected and first priority under the Code and all other applicable laws; or

                  (viii) such IP Right is not subject to a Trademark Security Agreement that was duly executed and delivered by such Person to Agent.


      1.7   Intentionally Omitted.

      1.8 Cash Management Systems. On or prior to the Closing Date, the Credit Parties will establish, and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

      1.9   Fees.

            (a) Borrower shall pay to GE Capital, individually, the Fees specified in the GE Capital Fee Letter at the times specified for payment therein.

            (b) As additional compensation for the Revolving Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears on the first Business Day of each month prior to the Commitment Termination Date, as required by Section 1.3(a) and on the Commitment Termination Date, a Fee for Borrower's non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the Total Commitment Usage calculated on the average daily amount of usage of the Revolving Loan Commitment during the period for which such Fee is due.

            (c) If (i) prior to the earliest to occur of (x) the Consummation Date, (y) the sale of all or substantially all of the Credit Parties' assets pursuant to Section 363 of the Bankruptcy Code and (z) the Stated Maturity Date, Borrower reduces or terminates the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if any of the Revolving Loan Commitments are otherwise terminated or (ii) any of the Pre-Petition Lenders or the Secondary DIP Facility Lenders exercises their respective rights pursuant to Section 9.1(h), Borrower shall pay to Agent, for the benefit of the Revolving Lenders, concurrently with such reduction or termination (or, in the case of such buy-out, as set forth in the next sentence) as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to one percent (1%) multiplied by the amount of such reduction or termination of the Revolving Loan Commitment (the "Prepayment Amount"). Notwithstanding the foregoing, any payment of the Prepayment Amount as a result of the exercise by the Pre-Petition Lenders or the Secondary DIP Facility Lenders of their respective rights set forth in
Section 9.1(h) shall only be payable by Borrower immediately upon the full and final payment of the Secondary DIP Facility in cash and the termination of all commitments thereunder. Borrower agrees that the Prepayment Amount is a reasonable calculation of the Revolving Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Revolving Loan Commitments.

            (d) Borrower shall pay to Agent, for the ratable benefit of the Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

      1.10 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the first Business Day following the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. (New York time). Payments received after

2:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the second Business Day following their receipt. If Agent receives any payment from or on behalf of any Credit Party in a currency other than the currency in which an Obligation payment is denominated, Agent may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the currency of the relevant Obligation at the exchange rate that Agent will be prepared to sell the currency received in New York, New York on the Business Day immediately preceding the date of actual payment. The Obligation shall be satisfied only to the extent of the amount actually received by Agent upon such conversion and shall not be deemed to be received until the date of conversion into the currency of the relevant jurisdiction.

      1.11  Application and Allocation of Payments.

            (a) If a Cash Dominion Event (other than an event described in clause (a) of the definition thereof) has occurred, funds on deposit in the Concentration Account or the Collection Account shall be applied on a daily basis to amounts then due and payable in the following order: first, to Fees and Agent's expenses reimbursable hereunder, second, on any Interest Payment Date, to accrued but unpaid interest on the Swing Line Loan as of such Interest Payment Date, third, to principal payments on the Swing Line Loan until paid in full, fourth, on any Interest Payment Date, to accrued but unpaid interest on the Revolving Loan as of such Interest Payment Date (first to any Index Rate Loans and then to LIBOR Loans), fifth, to principal payments on the Revolving Loan, sixth, to provide cash collateral for Letter of Credit Obligations if required by Annex B and in the manner described therein, and seventh, to the extent not required by law to be paid to any other Person, as requested by Borrower and in accordance with the Initial Cash Flow Forecast or any subsequent Cash Flow Forecast delivered to Agent or Agent and Lenders pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, to the extent any payment is made by any Canadian Foreign Subsidiary directly to Agent and/or Lenders under any Loan Document for application to the Obligations (each, a "Canadian Payment"), then such payment shall be applied in the following order of priority (the "Canadian Payment Priority"): first, to reimbursable expenses of Agent then due and payable pursuant to any Loan Document; second, to the outstanding principal balance of the Swing Line Loan until the same has been paid in full; third, to the outstanding principal balance of Revolving Credit Advances until paid in full; fourth, to accrued but unpaid Fees then due and owing; fifth, to accrued but unpaid interest on the Swing Line Loan; sixth, to accrued but unpaid interest on the Revolving Credit Advances; and last to any Letter of Credit Obligations to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been cash collateralized in the manner set forth therein.

            (b) So long as no Default or Event of Default has occurred and is continuing, (i) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a) and (ii) mandatory prepayments shall be applied as set forth in Section 1.3(c). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. If any Default or Event of Default has occurred and is continuing, or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all funds on deposit in the Concentration Account, the Collection Account and/or the Cash Collateral Account or any other proceeds of Collateral and all payments received from or on behalf of

Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such funds on deposit in the Concentration Account, the Collection Account and/or the Cash Collateral Account or any other proceeds of Collateral and all payments against the Obligations of Borrower as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent as set forth in the immediately preceding sentence, funds on deposit in the Concentration Account, the Collection Account and/or the Cash Collateral Account or any other proceeds of Collateral and all payments (other than Canadian Payments which shall be applied in accordance with the Canadian Payment Priority) shall be applied in the following order: first, to Fees and Agent's expenses reimbursable hereunder; second, to accrued but unpaid interest on the Swing Line Loan; third, to principal payments on the Swing Line Loan until paid in full; fourth, to accrued but unpaid interest on the Revolving Loans (first to Index Rate Loans and then to LIBOR Loans); fifth, to principal payments on the Revolving Loans until paid in full; sixth, to provide cash collateral for Letter of Credit Obligations if required by and in the manner described in Annex B and last, to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3; thereafter, any surplus shall be remitted to Borrower or any other Person lawfully entitled thereto.

            (c) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loans, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loans hereunder.

      1.12 Loan Account and Accounting. Agent, acting as agent for the Lenders and, solely for the purpose of Treasury Regulation Section 5f.103-1(c) under this Section 1.12, Borrower, shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations, and Borrower and Agent shall treat each Person whose name is entered in the Loan Account as a Lender as such for all purposes hereunder, and amounts due and owing to Agent and Lenders by Borrower will be paid only to those Persons entered in the Loan Account as such. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to Borrower for the immediately preceding month. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender.

      1.13  Indemnity.

            (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of the Cases, credit having been extended, suspended or terminated under this Agreement and the other Loan Documents, the Secondary DIP Facility Loan Documents and the New Fleet Financing Documents, and the administration of the credit under this Agreement or the other Loan Documents, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

            (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iii) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period;

provided that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

      1.14 Access. Each Credit Party that is a party hereto shall, and shall cause its Subsidiaries to, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents (including any consultants engaged by Agent to review Borrower's calculation of the Borrowing Base from time to time, together with any other matter or matters relating to the condition (financial or otherwise) or operations of Borrower or any of its Subsidiaries, in each case as the Requisite Lenders may request (subject to the prior consent of Borrower as to the scope of such engagement, which consent shall not be unreasonably withheld or delayed)) (the "Consultants") access to its properties, facilities, advisors and employees (including officers) of such Person and to the Collateral, (b) permit Agent, and any of its officers, employees and agents (including the Consultants), to inspect, audit and make extracts from such Person's books and records and (c) permit Agent, and its officers, employees and agents (including the Consultants), to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of such Person. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall and shall cause its Subsidiaries to, provide such access to Agent and to each Lender and their respective officers, employees and agents (including the Consultants) at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, each Credit Party shall and shall cause its Subsidiaries to, provide Agent and each Lender with access to their suppliers and customers. Each Credit Party shall, and shall cause its Subsidiaries to, make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall, and shall cause its Subsidiaries to, deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party or its Subsidiaries, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party or its Subsidiaries. Representatives of other Lenders may accompany Agent's representatives on audits at no charge to Borrower.

      1.15  Taxes.

            (a) Any and all payments by Borrower or any other Credit Party hereunder (including any payments made pursuant to Section 12) or under the Notes or any other Loan Document shall be made, in accordance with this Section 1.15, free and clear of and without deduction for or on the account of any and all present or future Taxes. If Borrower or any other Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes or any other

Loan Document, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower or such other Credit Party shall make such deductions and (iii) Borrower or such other Credit Party shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section.

            (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes"). Within thirty (30) days after the date of any payment of Other Taxes, Borrower shall furnish to Agent the original or certified copy of a receipt evidencing payment thereof.

            (c) Borrower and each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

            (d) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") and each Lender, other than a Foreign Lender, that is not a domestic corporation within the meaning of Section 7701(a)(30) of the IRC (a "Non-Corporate Domestic Lender", and a Foreign Lender or a Non-Corporate Domestic Lender, each a "Certifying Lender") represents that all payments to be made under this Agreement or under the Notes or any other Loan Document to it are exempt from United States withholding tax under an applicable statute or tax treaty and shall provide to Borrower and Agent a properly completed and executed IRS Form W-8ECI, Form W-8BEN or Form W-9 (as applicable) or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Lender's entitlement to such exemption (a "Certificate of Exemption"). Each foreign Person and each Person, other than a foreign Person, that is not a domestic corporation within the meaning of Section 7701(a)(30) of the IRC (a "Non-Corporate Domestic Person") that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person and no Non-Corporate Domestic Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender. In addition, each Certifying Lender, as applicable, shall provide, prior to the expiration or obsolescence of any previously delivered Certificate of Exemption, and from time to time if requested by Borrower or Agent, a new Certificate of Exemption. Notwithstanding any provision herein contained to the contrary, each Certifying Lender, as applicable, shall not be required to deliver a Certificate of Exemption pursuant to this Section 1.15(d) after the time such Lender has become a Lender hereunder if such Lender is not legally able to deliver such Certificate of Exemption due solely to a change in applicable law occurring after the time such Lender has become a Lender hereunder.

            (e) Borrower shall not be required to pay additional amounts to any Foreign Lender or any Non-Corporate Domestic Lender pursuant to this Section
1.15 to the extent that the obligation to pay additional amounts would not have arisen but for the failure of such Lender to comply with Section 1.15(d).

      1.16  Capital Adequacy; Increased Costs; Illegality.

            (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

            (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

            (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent,
(i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by Borrower to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

            (d) Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety
(90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this Section 1.16(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

      1.17 Priority and Liens. Each Credit Party hereby covenants, represents and warrants that, upon entry of the Interim Order:

            (a) The provisions of the Collateral Documents and the Orders are effective to create in favor of Agent, for the benefit of Lenders, a legal, valid, perfected and enforceable security interest in all right, title and interest of the Credit Parties in the Collateral described therein (having the priority provided for herein, therein and in the Orders).

            (b) Pursuant to Section 364(c)(1) of the Bankruptcy Code and the Orders, the Obligations at all times will constitute a Superpriority Claim in each of the Cases, having priority over all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code, subject only to the Carve-Out.

            (c) Pursuant to Section 364(c)(2) of the Bankruptcy Code and, if applicable, Section 364(c)(3) of the Bankruptcy Code, and the Orders, the Obligations will be secured by a first priority perfected Lien on the Collateral that is not encumbered by Liens in favor of any other Person, subject only to
(A) Filing Date Liens and (B) the Carve-Out.

            (d) Pursuant to Section 364(c)(2) of the Bankruptcy Code and the Orders, the Obligations will be secured by a first priority perfected Lien on the Shared Postpetition Residual

Interest Collateral which shall be pari passu with the Secondary DIP Facility Liens, in proportion to the respective amounts of the Obligations and the obligations under the Secondary DIP Facility arising from drawings of credit enhancement letters of credit issued under this Agreement and the Secondary DIP Facility Credit Agreement that enhance the relevant series of fleet financing, subject only to the Carve-Out.

            (e) Pursuant to Section 364(c)(3) of the Bankruptcy Code and the Orders, the Obligations will be secured by a perfected Lien on the Secondary DIP Facility Cash Collateral, subject to the Secondary DIP Facility Liens, the Adequate Protection Liens, and the Carve-Out, but senior to all other Liens.

            (f) Pursuant to Section 364(c)(3) of the Bankruptcy Code and the Orders, the Obligations will be secured by a perfected Lien on the Pre-Petition Residual Interest, subject to (i) the Secondary DIP Facility Liens, (ii) the Adequate Protection Liens, (iii) the Pre-Petition Liens, (iv) Filing Date Liens, and (v) the Carve-Out, but senior to all other Liens.

            (g) Pursuant to Section 364(d)(1) of the Bankruptcy Code, the Obligations at all times will be secured by a first priority perfected senior priming Lien on the Borrower's and the Domestic Subsidiary Guarantors' pre-petition and post-petition property, subject only to (i) the Filing Date Liens, (ii) the Liens of the Pre-Petition Agent or Secondary DIP Facility Agent, as applicable, on Collateral constituting the Pre-Petition Residual Interest, the Secondary DIP Facility Cash Collateral and the Secondary Post-Petition Residual Interest and (iii) the Carve-Out.

            (h) The Orders and the transactions contemplated hereby and thereby, are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of Agent and the Requisite Lenders.

      1.18 Security Interest in Cash Collateral Account. Pursuant to Section 364(c)(2) of the Bankruptcy Code (and, in the case of any Foreign Subsidiary Guarantor, pursuant to the applicable Canadian Security Document), each Credit Party hereby assigns and pledges to Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grant to Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of such Credit Party's right, title and interest in and to the Cash Collateral Account and any direct investment of the funds contained therein. Cash held in the Cash Collateral Account shall not be available for use by any Credit Party, whether pursuant to Section 363 or 105(a) of the Bankruptcy Code or otherwise, and shall be released to Borrower or such other Person as is lawfully entitled thereto only as described in Annex B.

      1.19 No Discharge; Survival of Claims. Each Credit Party agrees that (a) its obligations hereunder and under the other Loan Documents to which it is a party shall not be discharged by the entry of an order confirming a Chapter 11 Plan (and each such Credit Party, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge and the Orders approve such waiver) and (b) the Superpriority Claim granted to Agent and the Lenders pursuant to the Orders and described in Section 1.17 and the Liens granted to Agent pursuant to the Orders and described in Sections 1.17 and 1.18 shall not be affected in any manner by the entry of an order confirming a Chapter 11 Plan.

      1.20 Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one indivisible obligation of Borrower secured, until the Termination Date, by all of the Collateral.

      1.21 No Bankruptcy Petition Against TFFC/Budget Funding Corporation. With respect to each Letter of Credit issued hereunder relating to TFFC or Budget Funding Corporation, each Lender hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of the latest maturing note issued under the Base Indenture, it will not institute against, or join with any other Person in instituting against, TFFC or Budget Funding Corporation, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 1.21 shall constitute a waiver of any right to indemnification, reimbursement or other payment from any Credit Party pursuant to this Agreement or any other Loan Document. In the event that any Lender takes action in violation of this Section
1.21 Borrower agrees, for the benefit of the holders of the notes issued under the Base Indenture, that it shall cause TFFC and Budget Funding Corporation to file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by such Lender against TFFC or Budget Funding Corporation or the commencement of such action and raise the defense that such Lender has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert; and such Lender shall be liable for and pay any costs and expenses incurred by Borrower, TFFC or Budget Funding Corporation in connection therewith. The provisions of this Section 1.21 shall survive the termination of the Agreement.

      1.22 Joinder and Commitment Increase. (a) So long as no Default or Event of Default then exists or would result therefrom, Borrower shall have the right at any time and from time to time on or prior to the Stated Maturity Date and upon at least ten (10) Business Days' prior written notice to Agent (which shall promptly notify each of the Lenders), to request on up to three occasions that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Additional Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Additional Revolving Loan Commitment as a result of any such request by Borrower, (ii) until such time, if any, as such Lender has agreed in its sole discretion to provide an Additional Revolving Loan Commitment and has executed and delivered to the Administrative Agent a Joinder/Increase Agreement in respect thereof as provided in Section 1.22(b) and such Joinder/Increase Agreement has become effective, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Additional Revolving Loan Commitment provided pursuant to this Section 1.22, (iii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person who is acceptable to Agent and which is otherwise a Qualified Assignee) may so provide an Additional Revolving Loan Commitment without the consent of any other Lender but with the prior consent of Agent (which consent shall not be unreasonably withheld), (iv) each provision of Additional Revolving Loan Commitments on a given date pursuant to this Section 1.22 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (vii) below, Qualified Assignees who will become Lenders)) of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (v) the aggregate amount of all Additional Revolving Loan Commitments permitted to be provided pursuant to this Section 1.22 shall not exceed $25,000,000, (vi) the fees payable to any Lender (including, in the circumstances contemplated by clause (vii) below, any Qualified Assignee who will become a Lender) providing an Additional Revolving Loan Commitment shall be as set forth in the relevant Joinder/Increase Agreement, and (vii) all actions taken by Borrower pursuant to this Section 1.22(a) shall be done in coordination with Agent.

            (b) At the time of any provision of Additional Revolving Loan Commitments pursuant to this Section 1.22, (i) Borrower, Agent and each Lender or other Qualified Assignee (each, an "Additional Revolving Loan Lender") which agrees to provide an Additional Revolving Loan Commitment shall execute and deliver to Agent a Joinder/Increase Agreement, subject to such modifications in form and substance reasonably satisfactory to Agent and Borrower as may be necessary or appropriate (with the effectiveness of such Additional Revolving Loan Lender's Additional Revolving Loan Commitment to occur upon (A) delivery of such Joinder/Increase Agreement to Agent, (B) the payment of any fees required in connection therewith and (C) the satisfaction of the other conditions in this
Section 1.22(b) to the reasonable satisfaction of Agent), (ii) Borrower shall, in coordination with Agent, repay outstanding Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders, in each case so that all of the Lenders participate in each outstanding Advance pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the total Revolving Loan Commitment pursuant to this
Section 1.22) and with Borrower being obligated to pay to the respective Lenders the costs of the type referred to in Section 1.13(b) in connection with any such repayment and/or Advance, and (iii) Borrower shall deliver to Agent an opinion, in form and substance reasonably satisfactory to Agent, from counsel to Borrower reasonably satisfactory to Agent and dated such date, covering such matters similar to those set forth in the opinions of counsel delivered to Agent on the Closing Date pursuant to Section 2.1 and such other matters as Agent may reasonably request. Agent shall promptly notify each Lender as to the occurrence of each Additional Revolving Loan Commitment Date, and (x) on each such date, the total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Revolving Loan Commitments, and (y) on each such date Annex J shall be deemed modified to reflect the revised Revolving Loan Commitment of the affected Lenders.

2.    CONDITIONS PRECEDENT

      2.1 Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing, duly executed and delivered by Agent and Lenders:

            (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party hereto, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the

Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

            (b) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents to which such Credit Party is a party or (ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

            (c) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented to Borrower as of the Closing Date.

            (d) Capital Structure; Other Indebtedness. The capital structure of Borrower and each of its Subsidiaries and the terms and conditions of all Indebtedness of Borrower and each of its Subsidiaries shall be acceptable to Agent in its sole discretion.

            (e) Due Diligence. Agent shall have completed its business and legal due diligence with results reasonably satisfactory to Agent.

            (f) Series 2002-1 Fleet Financing. Prior to or simultaneously with the execution and delivery of this Agreement, TFFC and each other party thereto shall have executed and delivered the New Fleet Financing Documents relating to the Series 2002-1 Note and the terms of the issuance of any Series 2002-1 Note (including the terms of all of the New Fleet Financing Documents pertaining thereto, any opinions of counsel to be delivered in connection therewith and the use of the proceeds thereof and the New Fleet Financing Order) shall be acceptable to Agent in its sole discretion.

      2.2 Further Conditions to Each Loan Extension of Credit. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

            (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and Agent or the Requisite Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

            (b) (i) with respect to the Interim Facility, (A) the Interim Order shall not be in full force and effect or shall otherwise have been vacated, reversed, modified, amended or stayed without the prior written consent of Agent and the Requisite Lenders, (B) if the Interim Order is the subject of a pending appeal in any respect, there is a presently effective stay pending appeal with respect to the making of any Advances, the issuance of any Letter of Credit or the performance by any Credit Party of any of its obligations under any of the Loan Documents or (C) the amount of the requested Advance exceeds the maximum amount of the Interim Facility (unless the Final Order shall have been entered by the Bankruptcy Court and none of the events set forth in clause (ii) below shall have occurred with respect to such Final Order);

                  (ii) with respect to the Permanent Facility or any extension of credit requested on or after August 30, 2002, (A) the Final Order shall not have been entered, and certified as having been entered, by the Bankruptcy Court, (B) the Final Order shall not be in full force and effect or shall otherwise have been vacated, reversed, modified, amended or stayed without the prior written consent of Agent and the Requisite Lenders, or (C) if the Final Order is the subject of a pending appeal in any respect, there is a presently effective stay pending appeal with respect to the making of any Advances, the issuance of any Letter of Credit or the performance by any Credit Party of any of its obligations under any of the Loan Documents;

            (c) except as occasioned by the commencement of the Cases and the actions, proceedings and other matters related thereto, any event or circumstance having a Material Adverse Effect has occurred since the Closing Date (as determined by the Requisite Lenders) and Agent or the Requisite Lenders have determined not to make such Revolving Credit Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation because such event or circumstance has occurred;

            (d) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or the Requisite Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default;

            (e) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, in each case, less the then outstanding principal amount of the Swing Line Loan, or (ii) the maximum amount then authorized by the Interim Order or Final Order, as applicable; or

            (f) with respect to the making of any Advance, before giving effect to such extension of credit, Borrower and the Credit Parties shall have unrestricted cash and Cash Equivalents on hand in an aggregate amount greater than $5,000,000.

The request and acceptance by Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.    REPRESENTATIONS AND WARRANTIES

            To induce the Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

      3.1 Corporate Existence; Compliance with Law. Borrower and each of its Subsidiaries (a) other than the Dissolved Entities, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) other than the Dissolved Entities, is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; (c) upon the entry of the Interim Order (or the Final Order, when applicable) by the Bankruptcy Court (but only with respect to Borrower and the Domestic Subsidiary Guarantors), has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or partnership declaration and agreement or operating agreement, as applicable and
(f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is (and its respective properties are) in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Borrower hereby represents and warrants that the Dissolved Entities have been administratively dissolved due to the failure to file annual reports required by the laws of their respective jurisdictions of organization, but for no other reason. Borrower agrees to comply with its obligations set forth in Section 5.11 on or before the date set forth therein with respect to such Dissolved Entities.

      3.2 Executive Offices, Collateral Locations, FEIN. As of the Closing Date, the current location of the Credit Parties' chief executive office (or applicable foreign equivalent), principal place of business and domicile (within the meaning of the Quebec Civil Code) and the premises at which any Vehicle of the Credit Parties is held for sale are set forth in Disclosure Schedule (3.2), and none of such locations has changed within the twelve (12) months preceding the Closing Date except as set forth in Disclosure Schedule (3.2). In addition, Disclosure Schedule (3.2) lists the federal employer identification number (or applicable foreign equivalent thereof) of each Credit Party.

      3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which such Person is a party and the creation of all Liens provided for therein and in the Orders, subject, in the case of Borrower and each Domestic Subsidiary Guarantor only, to the entry of the Interim Order (or Final Order, when applicable): (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws, partnership declaration or partnership agreement or operating agreement, as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which (i) in the case of a Foreign Subsidiary Guarantor, to which such Foreign Subsidiary Guarantor is a party or by which such Person or any of its property is bound or (ii) in the case of each other Credit Party, entered into after the Petition Date to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents and the Orders and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. With respect to Borrower and each Domestic Subsidiary Guarantor, subject to the entry of the Interim Order (or the Final Order, when applicable), each of the Loan Documents shall be duly executed and delivered by such Credit Party that is a party thereto and each such Loan Document shall constitute (or, when executed and delivered, will constitute) a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms and the Orders. Each of the Loan Documents to which any Foreign Subsidiary Guarantor is a party have been duly executed and delivered by such Person and constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      3.4 Financial Statements, Projections and Cash Flow Forecasts. Except for the Projections, all Financial Statements concerning Borrower and its Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

            (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on or prior to the date hereof:

                  (i) The audited consolidated balance sheet at December 31, 2001 and the related statements of income (loss) and cash flows of Borrower and its Subsidiaries for the Fiscal Year then ended, certified by Arthur Andersen LLP.

                  (ii) The unaudited consolidating balance sheets at December 31, 2001 and the related statement of income (loss) of Borrower and its Subsidiaries for the Fiscal Year then ended.

                  (iii) The unaudited consolidated and consolidating balance sheets at May 31, 2002 and the related unaudited statement of income (loss) and unaudited statement of changes in financial position of Borrower and its Subsidiaries for the Fiscal Month then ended.

            (b) Projections and Initial Cash Flow Forecast. The Projections and Initial Cash Flow Forecast delivered on or prior to the date hereof and attached hereto as Disclosure Schedule (3.4(b)) have been prepared by Borrower in light of the past operations of its and its Subsidiaries' businesses, but including future payments of known contingent liabilities, and, with respect to the Projections, reflect projections (i) through March 31, 2003 on a month-by-month basis and (ii) through December 31, 2003 on a quarter-by-quarter basis. The Projections and Initial Cash Flow Forecast are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.


      3.5   Material Adverse Effect. Between December 31, 2001 and the Closing
Date: (a) neither Borrower nor any of its Subsidiaries has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Projections and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by Borrower or any of its Subsidiaries or has become binding upon any of Borrower's or any of its Subsidiaries' assets and no law or regulation applicable to Borrower or any of its Subsidiaries has been adopted that has had or could reasonably be expected to have a Material Adverse Effect and (c) except for defaults occasioned by the commencement of the Cases or occurring prior to the Petition Date, neither Borrower nor any of its Subsidiaries is in default and to the best of such Credit Party's knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 2001 and the Closing Date, no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect, other than the commencement of the Cases and the events and circumstances precipitating such filing.

      3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by each Credit Party. Each of Borrower and its Subsidiaries owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, and, if requested by Agent in the case of the Credit Parties, copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date and, except as set forth on Disclosure Schedule (3.6), there are no third party leases affecting the Real Estate. Each of Borrower and its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of Borrower or any of its Subsidiaries are subject to any Liens other than Permitted Liens, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Liens. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Person's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate of the Credit Parties. As of the Closing Date, no portion of Borrower's or any of its Subsidiaries' Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date except as set forth on Disclosure Schedule (3.6), all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect; provided that with respect to the items disclosed in Disclosure Schedule (3.6) in respect of the preceding sentence, the failure of Borrower or the relevant Subsidiary to have such permit or to lawfully use such property, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

      3.7 Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against Borrower or any of its Subsidiaries are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each of Borrower and its Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from Borrower or any of its Subsidiaries for employee health and welfare insurance and on account of Canadian Pension Plan employer contributions, Canada worker compensation premiums, Canada employment insurance premiums and employee vacation pay have been paid or accrued as a liability on the books of such Person; (d) except as set forth in Disclosure Schedule (3.7), neither of Borrower nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and if requested by Agent, true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) except as set forth in Disclosure Schedule (3.7), there is no organizing activity involving Borrower or any of its Subsidiaries pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board (or applicable equivalent or similar foreign organization), and no labor organization or group of employees of any Credit Party or any of its Subsidiaries has made a pending demand for recognition and (g) except as set forth in Disclosure Schedule (3.7), there are no material complaints or charges against Borrower or any of its Subsidiaries pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or any of its Subsidiaries of any individual.

      3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, neither Borrower nor any of its Subsidiaries (a) has any Subsidiaries, (b) is engaged in any joint venture or partnership with any other Person, or (c) is an Affiliate of any other Person. All of the issued and outstanding Stock of each Subsidiary of Borrower is owned by each of the Stockholders and in the percentages set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower or any of its Subsidiaries may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its respective Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of Borrower and each of its Subsidiaries as of the Closing Date (except for the Obligations) is described in
Section 6.3 (including Disclosure Schedule (6.3)).

      3.9 Government Regulation. Neither Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other domestic or foreign federal, state, provincial or territorial statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by or policy of the Securities and Exchange Commission (or applicable foreign equivalent or similar regulatory body).

      3.10 Margin Regulations. Neither Borrower nor any of its Subsidiaries is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Neither Borrower nor any of its Subsidiaries owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. Neither Borrower nor any of its Subsidiaries will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

      3.11 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by Borrower or any of its Subsidiaries have been filed with the appropriate Governmental Authority and all Charges arising after the Petition Date have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by Borrower and each of its Subsidiaries from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any of Borrower's or its Subsidiaries' tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), neither Borrower nor any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither Borrower nor any of its Subsidiaries, nor their respective predecessors, are liable for any Charges:
(a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, neither Borrower nor any of its Subsidiaries has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

      3.12  ERISA.

            (a)   Disclosure Schedule (3.12) lists (i) all ERISA Affiliates and
(ii) all Plans and all Foreign Plans, and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan (if requested by Agent), have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither Borrower nor any of its Subsidiaries nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither Borrower nor any of its Subsidiaries nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject such Person to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

            (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) neither Borrower nor any of its Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five (5) years no Title IV Plan of Borrower or any of its Subsidiaries or any ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of Borrower or any of its Subsidiaries or any ERISA Affiliate (determined at any time within the last five (5) years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of Borrower or any of its Subsidiaries or any ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of each of Borrower and its Subsidiaries and their ERISA Affiliates makes up, in the aggregate, no more than ten percent (10%) of the fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.

            (c) The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All obligations of any Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefore have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefits Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles). Disclosure Schedule (3.12) lists all Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which any Credit Party is obligated to contribute by statute) and Canadian Pension Plans adopted by any Credit Party.

            (d) With respect to each Foreign Plan (other than those described in clause (c) above): (i) all employer and employee contributions to each Foreign Benefit required by law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices;
(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations and (iii) each Foreign Plan required to be registered has been registered under all applicable laws which require registration, no event has occurred which is reasonably likely to cause the loss of such registered status and has been maintained in good standing with applicable regulatory authorities.

      3.13 No Litigation. Excluding the Cases, no action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against Borrower or any of its Subsidiaries, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges Borrower's or any of its Subsidiaries' right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to Borrower or any of its Subsidiaries and that, if so determined, could be reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or, to any Credit Party's knowledge, threatened, that seeks damages in excess of $50,000 (or the Dollar Equivalent Amount thereof) or injunctive relief against, or alleges criminal misconduct of, Borrower or any of its Subsidiaries.

      3.14 Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or the transactions contemplated under the Loan Documents, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

      3.15 Intellectual Property. As of the Closing Date, each of Borrower and its Subsidiaries owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Design, Copyright and License thereof owned or licensed by any Credit Party, as applicable, is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each of Borrower and its Subsidiaries conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any pending or threatened infringement claim by any other Person with respect to any Intellectual Property.

      3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of Borrower or any of its Subsidiaries to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

      3.17  Environmental Matters.

            (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $50,000 (or the Dollar Equivalent Amount thereof) individually or $200,000 (or the Dollar Equivalent Amount thereof) in the aggregate; (ii) neither Borrower nor any of its Subsidiaries has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) each of Borrower and its Subsidiaries is and has been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $50,000 (or the Dollar Equivalent Amount thereof) individually or $200,000 (or the Dollar Equivalent Amount thereof) in the aggregate; (iv) each of Borrower and its Subsidiaries has obtained, and is in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $50,000 (or the Dollar Equivalent Amount thereof) individually or $200,000 (or the Dollar Equivalent Amount thereof) in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) neither Borrower nor any of its Subsidiaries knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Person which could reasonably be expected to exceed $50,000

(or the Dollar Equivalent Amount thereof) individually or $200,000 (or the Dollar Equivalent Amount thereof) in the aggregate; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $50,000 (or the Dollar Equivalent Amount thereof) individually or $200,000 (or the Dollar Equivalent Amount thereof) in the aggregate, or injunctive relief against, or that alleges criminal misconduct by, Borrower or any of its Subsidiaries; (vii) no notice has been received by Borrower or any of its Subsidiaries identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in Borrower or any of its Subsidiaries being identified as a "potentially responsible party" under CERCLA or analogous state or foreign statutes and (viii) each of Borrower and its Subsidiaries have provided to Agent copies or summaries of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to Person.

            (b) Each of Borrower and its Subsidiaries hereby acknowledges and agrees that neither Agent nor any Lender (i) is now, or has ever been, in control of any of the Real Estate or such Person's affairs and (ii) has the capacity through the provisions of the Loan Documents or otherwise to influence such Person's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

      3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by Borrower and each of its Subsidiaries, as well as a summary of the terms of each such policy.

      3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party and any other Domestic Subsidiary maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

      3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and none of any Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section
3727), to the Financial Administration Act (Canada) or any similar state, provincial, foreign or local law.

      3.21 Customer, Trade and Franchisee Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of Borrower or any of its Subsidiaries with any customer or group of customers whose purchases or rentals during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Person; (b) the business relationship of Borrower or any of its Subsidiaries with any supplier material to its operations; or (c) the business relationship of Borrower or any of its Subsidiaries with any franchisee material to its operations, in each case, except as a result of the commencement of the Cases and the events and circumstances precipitating such commencement.

      3.22 Agreements and Other Documents. As of the Closing Date, each Credit Party, if requested by Agent, has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule (3.22): (a) supply agreements and purchase agreements not terminable by such Person within 60 days following written notice issued by such Person and involving transactions in excess of $1,000,000 per annum; (b) leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $100,000 per annum; (c) licenses and permits held by such Person, the absence of which could be reasonably likely to have a Material Adverse Effect; (d) instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Person owing to any third party (and its Affiliates) in an aggregate amount equal to or exceeding $1,000,000 and any Liens granted by such Person with respect thereto;
(e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Person and (f) licenses and franchise agreements representing, with respect to the Fiscal Year ended December 31, 2001, the top ten (10) royalty-generating North American franchisee agreements for Borrower and the Domestic Subsidiary Guarantors taken as a whole.

      3.23 Ford Vehicles. No Person, other than Ford Motor Credit Corporation or its Affiliates, has a Lien or any other claim on the Ford Vehicles referred to in the Ford Order.

      3.24 TFFC Financing. Disclosure Schedule (3.24) lists all Indebtedness of TFFC as of the Closing Date and includes, with respect to all such Indebtedness and by reference to each specific series thereof the following information: (i) the specific series of such Indebtedness and the outstanding principal amount thereof, (ii) the supplemental indenture to the Base Indenture pursuant to which such series of Indebtedness was issued, (iii) the applicable Lease (and the parties thereto) pursuant to which collateral for such series of Indebtedness was leased to Borrower or its Subsidiaries, (iv) a description of any note with respect to such series of Indebtedness from Borrower or any of its Subsidiaries (other than TFFC) to TFFC, (v) the total amount of credit enhancement available with respect to such series of Indebtedness, (vi) the form of such credit enhancement (including, in the case of letters of credit, specific details as to the issuer, face amount and expiration date thereof) and (vii) the related accounts into which the respective Pre-Petition Residual Interests are deposited.

4.    FINANCIAL STATEMENTS AND INFORMATION

      4.1   Reports and Notices.

            (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver, or shall cause to be delivered, to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

            (b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver, or shall cause to be delivered, to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates) at the times, to the Persons and in the manner set forth in Annex F.

      4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes, on its own behalf and on behalf of its Subsidiaries, (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with (i) upon prior notice to Borrower, its independent certified or chartered, as applicable, public accountants and authorizes and, at Agent's request, shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party or its Subsidiaries (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party or its Subsidiaries and (ii) communicate directly and discuss the affairs, finances and accounts of such Credit Party and each of its Subsidiaries with any other party in interest to the Cases, as lessor under any Contract or lease to which any Credit Party or its Subsidiaries is a party, any creditor of any Credit Party or its Subsidiaries, any Committee or otherwise.

      4.3 Collateral Monitoring and Review. At any time upon the request of Agent, permit Agent or professionals (including Consultants, accountants and appraisers) retained by Agent or their professionals to conduct evaluations and appraisals of (i) Borrower's practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith. In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, Borrower shall make such adjustments to the Borrowing Base as Agent shall reasonably require based upon the terms of this Agreement and results of such collateral monitoring, review or appraisal.

5.    AFFIRMATIVE COVENANTS

            Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

      5.1 Maintenance of Existence. Subject to further orders of the Bankruptcy Court, each Credit Party shall, and shall cause each of its Subsidiaries to, (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in its jurisdiction of formation or organization, as applicable, and its rights and franchises; (b) do or cause to be done all things necessary to preserve and keep in full force and effect its qualification as a foreign entity in each jurisdiction where the ownership or lease of its properties or the conduct of its business requires such qualification, except to the extent where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices and (d) transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

      5.2   Payment of Charges.

            (a) Except when a nonpayment is permitted or a payment is prohibited by the Bankruptcy Court or the Bankruptcy Code solely with respect to Borrower and any Domestic Subsidiary Guarantor, and subject to Sections 5.2(b) and 6.20, each Credit Party shall, and shall cause each of its Subsidiaries to, pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees;
(ii) lawful claims for labor, materials, supplies and services or otherwise; and
(iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due.

            (b) Each Credit Party and its Subsidiaries may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided that (i) adequate reserves with respect to such contest are maintained on the books of such Person, in accordance with GAAP; (ii) no Lien shall be imposed or otherwise arise to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; (iv) such Person shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Person or the conditions set forth in this Section 5.2(b) are no longer met and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

      5.3 Books and Records. Each Credit Party shall, and shall cause its Subsidiaries to, keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

      5.4   Insurance; Damage to or Destruction of Collateral.

            (a) The Credit Parties shall, and shall cause their respective Subsidiaries to, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have (i) waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor or (ii) violated the automatic stay provided by Section 362 of the Bankruptcy Code or any other provision of the Bankruptcy Code, and each Credit Party hereby waives applicability thereof. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable by Borrower to Agent on demand and shall be additional Obligations hereunder secured by the Collateral.

            (b) Agent reserves the right at any time upon any change in the risk profile of any Credit Party or its Subsidiaries (including any change in the product mix maintained by any Credit Party or its Subsidiaries or any laws affecting the potential liability of such Person) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party and its Subsidiaries is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall, and shall cause its Subsidiaries to, deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

            (c) Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee and in the case of any collateral located in Canada, containing the standard mortgagee clause approved by the Insurance Bureau of Canada; and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each of Borrower and its Subsidiaries irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $500,000 in the aggregate, as such Person's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims related to the Collateral under such "All Risk" policies of insurance, endorsing the name of such Person on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in an aggregate amount for any one occurrence of $100,000 or more, whether or not covered by insurance. After deducting from such proceeds (i) the expenses, if any, incurred by Agent in the collection or handling thereof and (ii) the amount required to be paid to a creditor (other than Lenders) which holds a Permitted Prepayment Lien, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(c), or permit or require the applicable Person to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $100,000 in the aggregate for any one occurrence, Agent shall permit the applicable Person to replace, restore, repair or rebuild the property; provided that if such Person shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(c). All insurance proceeds that are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to Borrower or any other Person to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account over which Agent shall have sole dominion and control. Thereafter, such funds shall be made available to Borrower or such Person to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance or a release from the cash collateral account be made to Borrower or such Person in the amount requested to be released; (ii) so long as the conditions set forth in
Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(c).

      5.5 Compliance with Laws. Each Credit Party shall, and shall cause its Subsidiaries to, comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, Regulation Z of the Federal Reserve Board, ERISA, employee benefits and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Agent, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

      5.7 Intellectual Property. Each Credit Party shall, and shall cause its Subsidiaries to, conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect, and shall comply with the terms of its Licenses and franchise agreements.

      5.8 Environmental Matters. Each Credit Party shall, and shall cause its Subsidiaries to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Person becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $50,000 (or the Dollar Equivalent Amount thereof) individually or $200,000 (or the Dollar Equivalent Amount thereof) in the aggregate and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Person in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $50,000 (or the Dollar Equivalent Amount thereof) individually or $200,000 (or the Dollar Equivalent Amount thereof) in the aggregate, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by Borrower or any of its Subsidiaries or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each of Borrower and its Subsidiaries shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at such Person's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent on demand for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

      5.9 Landlords' Consents, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use and shall cause its Subsidiaries to use, at the request of Agent, their respective commercially reasonable efforts to obtain a landlord's consent, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which consent, agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned at any time and from time to time, if Agent has requested but not received a landlord consent, mortgagee agreement or bailee letter, any of the Eligible Items at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party and no Collateral shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing 1Base of Eligible Items at that location or the establishment of Reserves acceptable to Agent) or, unless and until a reasonably satisfactory landlord consent, mortgagee letter or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall, and shall cause its Subsidiaries to, timely and fully pay and perform its obligations arising after the Petition Date under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. If any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a Mortgage granting Agent a first priority Lien on such Real Estate, together with environmental audits, a Mortgagee Title Insurance Policy, local counsel opinion(s), and, if required by Agent, a real property survey, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent; provided that such Person's compliance with the foregoing sentence shall not waive or otherwise abrogate any Default or Event of Default occurring hereunder as a result of such acquisition.

      5.10 Further Assurances. Each Credit Party executing this Agreement agrees that it shall, and shall cause each of its Subsidiaries to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

      5.11 Post-Closing Obligations. Borrower shall, or shall have caused the relevant Credit Party to have satisfied, to Agent's satisfaction, the obligations set forth on Schedule 5.11 on or before the date set forth therein for the performance of such obligation.

      5.12  Series 2002-2 Fleet Financing.

            (a) On or before the date which is five (5) Business Days prior to the issuance of the Series 2002-2 Notes, Borrower shall deliver a copy of the proposed Series 2002-2 Notes and the other proposed New Fleet Financing Documents pertaining thereto to Agent, and the same shall be in form and substance satisfactory in all respects to Agent and Lenders; it being acknowledged that to the extent that such terms are substantially similar to the terms of the Series 2002-1 Notes and other New Fleet Financing Documents relating to such series, such documents shall be satisfactory.

            (b) The final order approving the New Fleet Financing Documents shall have been entered, and certified as having been entered, by the Bankruptcy Court on or before August 30, 2002, and such order shall be in full force and effect or shall not otherwise have been vacated, reversed, modified, amended or stayed without the prior written consent of Agent and the Requisite Lenders (such consent not to be unreasonably withheld or delayed).

      5.13  Secondary DIP Facility.

            (a) An interim order, in substantially the form attached hereto as Exhibit K, shall be signed by the Bankruptcy Court on or before August 8, 2002. Such order (i) shall be in full force and effect, and shall not otherwise have been vacated, reversed, modified, amended or stayed without the prior written consent of Agent and the Requisite Lenders, and (ii) if such order is the subject of a pending appeal in any respect, there is not a presently effective stay pending appeal with respect to the making of the issuance of any letter of credit or the performance by any Credit Party of any of its obligations under any of the Secondary DIP Facility Credit Documents.

            (b) A final order, in form and substance satisfactory to the Agent and Lenders, approving the Secondary DIP Facility shall have been entered, and certified as having been entered, by the Bankruptcy Court on or before August 30, 2002. Such order (i) shall be in full force and effect or shall not otherwise have been vacated, reversed, modified, amended or stayed without the prior written consent of Agent and the Requisite Lenders, or (ii) if such order is the subject of a pending appeal in any respect, there is not a presently effective stay pending appeal with respect to the issuance of any letter of credit or the performance by any Credit Party of any of its obligations under any of the Secondary DIP Facility Credit Documents.

            (c) On or before the date which is three (3) Business Days prior to the anticipated closing date in respect thereof, Borrower shall deliver to Agent the proposed Secondary DIP Facility Loan Documents and the same shall be in form and substance reasonably satisfactory in all respects to Agent and Lenders. The Secondary DIP Facility Credit Agreement and other Secondary DIP Facility Credit Documents, in form and substance reasonably satisfactory to the Agent and Lenders, shall have been executed and delivered by the parties thereto on or before August 30, 2002.

      5.14  Canadian Pension and Benefit Plans.

            (a) For each existing Canadian Pension Plan, each Credit Party shall ensure that such plan retains its registered status under and is administered in a timely manner in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws.

            (b) For each Canadian Pension Plan hereafter adopted by any Credit Party which is required to be registered under the ITA or any applicable laws, such Credit Party shall use its best efforts to seek and receive confirmation in writing from the applicable Governmental Authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws.

            (c) For each existing and hereafter adopted Canadian Pension Plan and Canadian Benefit Plan, each Credit Party shall in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor.

            (d) Each Credit Party shall deliver to Agent if requested by Agent, promptly after the filing thereof by any Credit Party with any applicable Governmental Authority, (i) copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan; (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and
(iii) notification within thirty (30) days of any increases having a cost to such Credit Party in excess of $100,000 (or the Dollar Equivalent Amount thereof) per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Credit Party was not previously contributing.

      5.15 Lease Payment Order. The Lease Payment Order shall at all times be in full force and effect or shall not otherwise have been vacated, reversed, modified, amended or stayed without the prior written consent of Agent and the Requisite Lenders (which consent will not be unreasonably withheld or delayed), and shall become a final order, in form and substance satisfactory to the Agent and Lenders, on or before August 20, 2002. Such final order shall be in full force and effect or shall not otherwise have been vacated, reversed, modified, amended or stayed without the prior written consent of Agent and the Requisite Lenders (which consent will not be unreasonably withheld or delayed).

6.    NEGATIVE COVENANTS

            Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

      6.1 Mergers, Subsidiaries, Conduct of Business. No Credit Party shall, nor shall it permit any of its Subsidiaries to (a) directly or indirectly, by operation of law or otherwise (i) form or acquire any Subsidiary or (ii) merge or amalgamate with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person other than the dissolution of any Subsidiary of the Borrower with or into the Borrower or any other Subsidiary of the Borrower or (b) engage in any business activity, except the business of (1) renting worldwide for general use passenger automobiles, motorcycles, sport utility vehicles, vans, buses, truck campers, trucks and motor homes, (2) selling in the United States late model automobiles, vans and trucks, (3) franchising the foregoing rental business to other Persons,
(4) with respect to SPVs, engage in the activities permitted by their organizational documents and any transaction documents to which they are a party and (5) such activities as may be incidental or related thereto, including, the ownership and operation of parking lots, the ownership and operation of public storage facilities, the ownership and rental of recreation vehicles and the ownership and operation of limousine services, taxi fleets or car dealerships.

      6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall, nor shall it permit any of its Subsidiaries to, make or permit to exist any investment in, or make, accrue or permit to exist any loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise (each of the foregoing, an "Investment" and collectively, the "Investments"), except that:

            (a) Borrower and its Subsidiaries may hold Investments comprised of notes payable, stock or other securities issued by Account Debtors pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business;

            (b) Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (other than accounts receivable among Borrower and its Subsidiaries) of Borrower or such Subsidiary;

            (c) Borrower and its Subsidiaries may hold the Investments held by them on the Closing Date and described on Disclosure Schedule (6.2); provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 6.2;

            (d) Cash and Cash Equivalents; provided that any cash and/or Cash Equivalents of (i) the Borrower or any Domestic Subsidiary Guarantor must be maintained in the Concentration Account and (ii) each Foreign Subsidiary Guarantor must be maintained in one of the accounts listed in Disclosure Schedule (3.19);

            (e) Without duplication, Investments permitted as Capital Expenditures pursuant to Section 6.10;

            (f) Investments by (i) Borrower in any Wholly Owned Domestic Subsidiary Guarantor; (ii) any Guarantor in Borrower or any other Wholly Owned Domestic Subsidiary Guarantor; (iii) any Subsidiary of Borrower which is not a Credit Party in any other Subsidiary of Borrower which is not a Credit Party;
(iv) Borrower or any Guarantor in any non-Wholly Owned Guarantor, any Foreign Subsidiary Guarantor or other Subsidiary of Borrower in an aggregate amount not to exceed $1,000,000 at any one time outstanding and (v) any Subsidiary of Borrower which is not a Credit Party in any Credit Party; provided that if such Investment constitutes Indebtedness (other than Indebtedness of Borrower or BRACC owing to TFFC in respect of the Pre-Petition Demand Capitalization Notes or the Post-Petition Demand Capitalization Notes), such Indebtedness shall be Subordinated Intercompany Debt;

            (g) Investments by Borrower in TFFC solely to the extent expressly contemplated and required by the New Fleet Financing;

            (h) Investments in an SPV, in connection with any New Fleet Financing, in any event not to exceed the maximum amount required by the New Fleet Financing Documents;

            (i) Investments in an SPV, in connection with a Pre-Petition Fleet Financing, in any event not to exceed the amount reasonably required by the Pre-Petition Fleet Financing Documents; and

            (j) Investments by an SPV pursuant to or in connection with the Pre-Petition Fleet Financing or any New Fleet Financing.

provided, however, that

            (i) any Investment which complies with the requirements of the definition of the term "Cash Equivalent" on the date such Investment is made may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

            (ii) no Investment otherwise permitted by clause (f) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

      6.3 Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (without duplication):

            (a) Indebtedness incurred after the Petition Date secured by purchase money Liens and Capital Lease Obligations permitted by Section 6.7(c);

            (b)   the Loans and the other Obligations;

            (c) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

            (d) Indebtedness incurred prior to the Petition Date which is described in Disclosure Schedule (6.3);

            (e) Indebtedness of Foreign Subsidiaries incurred for working capital and general corporate purposes to the extent the aggregate principal amount thereof, together with any such Indebtedness set forth on Disclosure Schedule (6.3), does not exceed at any time outstanding $10,000,000 (or the Dollar Equivalent Amount thereof);

            (f) Hedging Obligations of Borrower or any of its Subsidiaries not entered into for purposes of speculation;

            (g) Indebtedness by and among Borrower and its Subsidiaries to the extent permitted by Section 6.2(f); provided that if such Indebtedness is owed to a Credit Party and is ever evidenced by a written promissory note, then such promissory note shall have been pledged by such Credit Party to Agent, for the benefit of itself and Lenders, pursuant to the Collateral Documents and accompanied by appropriate instruments of transfer duly executed in blank by such Credit Party;

            (h) other Indebtedness of Borrower and its Subsidiaries in an aggregate amount not to exceed at any time outstanding $1,000,000 (or the Dollar Equivalent Amount thereof);

            (i) Indebtedness owed to banks or other financial institutions in the ordinary course of business in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

            (j) Vehicle Debt incurred after the Petition Date and secured by Liens permitted by Section 6.7(e);

            (k) Indebtedness by Borrower or a Domestic Subsidiary Guarantor in respect of the Post-Petition Demand Capitalization Notes;

            (l) Indebtedness of Borrower and Guarantors under the Secondary DIP Facility; provided that the aggregate principal amount of such Indebtedness shall not exceed $342,905,617.66, as such amount may (or is required to) be reduced from time to time pursuant to the terms thereof;

            (m)   Indebtedness, if any, secured solely by Liens permitted by
Section 6.7(f);

            (n) Indebtedness of TFFC or Budget Funding Corporation in respect of the New Fleet Financing incurred after the Petition Date and secured by Liens permitted by Section 6.7(d); and

            (o) Indebtedness in respect of surety, appeal or customs bond incurred in the ordinary course of business of such Person;

provided, however, that no Indebtedness otherwise permitted by clauses (a), (e) or (h) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

      6.4   Employee Loans and Affiliate Transactions.

            (a) Except as described on Disclosure Schedule 6.4(a) or as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall, nor shall it permit its Subsidiaries to, enter into or be a party to any transaction with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms that are no less favorable to such Person than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Person. All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

            (b) No Credit Party shall, nor shall it permit its Subsidiaries to, enter into any lending or borrowing transaction with its employees or the employees of any other Credit Party or its Subsidiaries, except, to the extent not prohibited by the Bankruptcy Code, loans or advances to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $200,000 to any employee and up to a maximum of $400,000 in the aggregate at any one time outstanding.

            (c) No Credit Party shall, nor shall it permit its Subsidiaries to, pay to any officer, director or employee any employment wages, salary, bonus or other compensation of any type or character that is not consistent with past practices other than retention, performance and severance payments which have been approved by the Bankruptcy Court and otherwise approved in writing by Agent and the Requisite Lenders.

      6.5 Capital Structure and Business. No Credit Party shall, nor shall it permit its Subsidiaries to, (a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect;
(b) except, with respect to any SPV, as expressly required or contemplated by the New Fleet Financing Documents or the Pre-Petition Fleet Financing Documents, make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock or (c) amend its charter or bylaws or unanimous shareholder agreement or declaration of partnership in a manner that would adversely affect Agent or Lenders or such Person's duty or ability to repay the Obligations.

      6.6 Guaranteed Indebtedness. No Credit Party shall, nor shall it permit its Subsidiaries to, create, incur, assume or permit to exist any Guaranteed Indebtedness except:

            (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party;

            (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party or its Subsidiaries if the primary obligation is expressly permitted by this Agreement (other than Indebtedness permitted pursuant to clauses (e) and (k) of Section 6.3); and

            (c) to the extent existing on the Petition Date and listed on Disclosure Schedule (6.6).

      6.7 Liens. No Credit Party shall, nor shall it permit its Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for:

            (a)   Permitted Encumbrances;

            (b) Liens in existence on the Petition Date and, in the case of any Credit Party, summarized on Disclosure Schedule (6.7);

            (c) Liens created after the Petition Date by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $5,000,000 (or the Dollar Equivalent Amount thereof) outstanding at any one time for all such Liens; provided that such Liens attach only to the assets subject to such purchase money Indebtedness and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets;

            (d) Liens granted by TFFC or Budget Funding Corporation to the Trustee to secure the New Fleet Financing;

            (e) Liens securing Vehicle Debt, so long as such Liens attach only to the Vehicles so financed by such Vehicle Debt;

            (f) Liens in favor of finance companies providing insurance policy financing to the Credit Parties and their respective Subsidiaries, so long as such Liens are limited to the unearned insurance premiums payable by the Credit Parties and their respective Subsidiaries;

            (g) Liens granted to secure Indebtedness of the type permitted and described in clause (e) of Section 6.3 and covering only assets of the Foreign Subsidiary obligated under such Indebtedness;

            (h) Liens granted to secure payment of Indebtedness (other than Subordinated Intercompany Debt) of the type permitted and described in Section 6.3(h), so long as such Liens have been collaterally assigned to Agent, for the benefit of Lenders pursuant to the Collateral Documents; and

            (i) Liens granted pursuant to the Secondary DIP Facility Documents, but only to the extent such Liens are subordinate to the Liens of Agent, on behalf of itself and Lenders, other than as set forth in the Orders.

            The Liens described in clauses (a) through (i) hereof are collectively referred to as "Permitted Liens." Notwithstanding the foregoing clauses (b) through (i), Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Trademarks, software systems, reservations systems or other Intellectual Property (or rights in respect of any thereof), whether now owned or hereafter acquired other than Liens securing the Obligations, the Secondary DIP Facility and the Pre-Petition CSFB Facility, and, in the case of any Canadian Foreign Subsidiary, Prior Claims.

            In addition, after the Petition Date, no Credit Party shall, nor shall it permit its Subsidiaries to, become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens solely upon the assets that are subject thereto.

      6.8 Sale of Stock and Assets. No Credit Party shall, nor shall it permit its Subsidiaries to:

            (a) sell, transfer, lease, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts (each, a "Disposition"), other than

                  (i) (A) the sale of Inventory (other than Vehicles) in the ordinary course of business consistent with past practice, (B) in the case of Borrower and its Subsidiaries, other than the SPVs, the sale of Vehicles in the ordinary course of business consistent with past practice or which are otherwise obsolete or no longer useful in the ordinary course of such Person's business consistent with past practice; provided that with respect to any Vehicle which is an Eligible Vehicle, such sale shall be for cash at a price not less than (1) the fair market value of such Eligible Vehicle or (2) if such Eligible Vehicle is a Repurchase Vehicle, the Repurchase Price in respect thereof under the related Repurchase Agreement and (C) in the case of the SPVs, the sale of assets to the extent not prohibited by the Pre-Petition Fleet Financing Documents or any New Fleet Financing Documents;

                  (ii) the Disposition of property (other than Vehicles), that is obsolete or no longer used or useful in such Credit Party's business and having a net book value not exceeding $100,000 in any single transaction or $1,000,000 in the aggregate in any Fiscal Year;

                  (iii) the Disposition of the assets or Stock of any EMEA Subsidiary;

                  (iv) with prior written consent of Agent, the Disposition of Real Estate set forth on Schedule 6.8; and

                  (v) leases or subleases of its Real Estate to any Person so long as (A) such lease or sublease does not interfere in any material respect in the business of Borrower or any of its Subsidiaries, (B) Borrower or such Subsidiary shall have obtained Agent's prior written approval, and (C) prior to executing and delivering such lease or sublease, as applicable, Borrower or the relevant Subsidiary shall have caused the lessee or sublessee thereunder, as applicable, to execute and deliver to Agent such documents as Agent may reasonably request to maintain or protect its Lien on such Real Estate;

provided that with respect to any Disposition permitted pursuant to clauses
(ii), (iii), (iv) and (v) above, such Dispositions shall be made for cash at a price not less than the fair market value thereof (or, in the case of clause
(v), for market-rate rent therefor). Agent agrees, on reasonable prior written notice from Borrower of a Disposition permitted pursuant to this Section 6.8(a), to release its Lien, if any, on such assets or other properties in order to permit the applicable Person to effect such Disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements (or equivalent or similar statements under applicable personal property security statutes) and other releases as reasonably requested by Borrower, if applicable; or

            (b) enter into any contract or agreement to sell, transfer, convey, assign or otherwise dispose of all or substantially all of its assets, including the Stock of any of its Subsidiaries, other than pursuant to a contract or agreement which will provide sufficient net cash proceeds simultaneously with the closing of the transaction contemplated thereby, to repay in full the Obligations and to cash collateralize the Letter of Credit Obligations in accordance with paragraph (c)(i)(A) of Annex B.

            None of the limitations in this Section 6.8 is intended to prevent any Credit Party from rejecting unexpired Leases or executory Contracts, subject to Section 6.18 and the approval of the Bankruptcy Court, pursuant to Section 365 of the Bankruptcy Code in connection with the Cases.

      6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

      6.10 Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants.

      6.11 Hazardous Materials. No Credit Party shall, nor shall it permit its Subsidiaries to, cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would
(a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

      6.12 Sale-Leasebacks. No Credit Party shall, nor shall it permit its Subsidiaries to, engage in any sale-leaseback (other than sale-leaseback transactions expressly contemplated by the Pre-Petition Fleet Financing Documents or any New Fleet Financing Documents), synthetic lease or similar transaction involving any of its assets.

      6.13 Cancellation of Indebtedness. No Credit Party shall, nor shall it permit its Subsidiaries to, cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

      6.14 Restricted Payments. No Credit Party shall, nor shall it permit its Subsidiaries to, make any Restricted Payment, except (a) intercompany loans and advances to the extent expressly permitted by Section 6.3; (b) dividends and distributions by Subsidiaries of Borrower paid to Borrower or its Subsidiaries and (c) employee loans and advances permitted under Section 6.4(b).

      6.15 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall, nor shall it permit its Subsidiaries to: (a) change its name as it appears in official filings in the state of its incorporation or other organization; (b) change its chief executive office, principal place of business, domicile (within the meaning of the Quebec Civil Code), corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral; (c) change the type of entity that it is; (d) change its organization identification number, if any, issued by its jurisdiction of incorporation or other organization or (e) change its jurisdiction of incorporation or organization, in each case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken; provided that any such new location shall be in the continental United States with respect to Collateral owned by Borrower or any Domestic Subsidiary Guarantor or, with respect to Collateral owned by any Foreign Subsidiary Guarantor or in which it has rights, within the country (or any political subdivision thereof) under whose laws such Foreign Subsidiary Guarantor is formed or organized. No Credit Party shall, nor shall it permit its Subsidiaries to, change its Fiscal Year.

      6.16 No Impairment of Intercompany Transfers. No Credit Party shall, nor shall it permit its Subsidiaries to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than (a) this Agreement and the other Loan Documents; (b) the Secondary DIP Facility Loan Documents; (c) instruments and agreements entered into by Subsidiaries of Borrower which are organized or formed under the laws of Australia or New Zealand and (d) solely with respect to the ability of TFFC to pay dividends or distributions or to make or repay intercompany loans, the Pre-Petition Fleet Financing Documents and the New Fleet Financing Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower or any other Subsidiary of Borrower.

      6.17 No Speculative Transactions. No Credit Party shall, nor shall it permit its Subsidiaries to, engage in any transaction involving commodity options, futures contracts or similar transactions, except to the extent permitted by clauses (f) and (g) of Section 6.3.

      6.18 Material Contracts and Leases. No Credit Party shall, nor shall it permit its Subsidiaries to, change, amend or reject the terms of any of the material contracts or leases set forth in Schedule 6.18.

      6.19 Chapter 11 Claims and Liens. No Credit Party shall incur, create, assume, suffer to exist or permit any administrative expense, priority, unsecured claim, or Superpriority Claim or Lien in each case which is pari passu with or senior to the Superpriority Claims of Agent and the Lenders against the Credit Parties hereunder, or under the other Loan Documents or the Orders, or apply to the Bankruptcy Court for authority to do so, except for the Carve-Out and, in the case of the Canadian Foreign Subsidiaries, Prior Claims.

      6.20 Bankruptcy Court Orders. No Credit Party shall make or permit to be made any change, amendment or modification, or file any application or motion for any change, amendment or modification, to (a) either or both Orders; (b) either or both Secondary DIP Facility Orders; (c) the Ford Order; (d) the Lease Payment Order or (e) the New Fleet Financing Order, in each case without the prior written consent of Agent and the Requisite Lenders.

      6.21 Limitations on Payments of Certain Indebtedness; Modifications of Certain Indebtedness. (a) No Credit Party shall, nor shall it permit any of its Subsidiaries (other than the SPVs) to, (i) amend or modify, or permit the amendment or modification of, any provision of any document relating to any pre-petition Claim or pre-petition Indebtedness or (ii) enter into (1) any tax sharing agreement, tax allocation agreement or similar agreement or (2) any new Lease or supplement to the Base Indenture, in each case, without the prior written consent of the Administrative Agent (other than in connection with a New Fleet Financing approved in accordance with Section 5.12).

            (b)   Neither Borrower nor any Domestic Subsidiary (other than the
SPVs) shall make any cash interest payments in respect of any pre-petition Claim or pre-petition Indebtedness owing by it except as permitted by the First Day Orders.

            (c) Except for (i) pre-petition Indebtedness paid pursuant to the First Day Orders, (ii) cure and adequate assurance payments made in accordance with Section 365 of the Bankruptcy Code as a result of any approval of assumption, or assumption and assignment, of


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
unexpired leases and executory contracts pursuant to orders of the Bankruptcy Court and (iii) utility deposits made in accordance with Section 366 of the Bankruptcy Code, neither Borrower nor any Domestic Subsidiary (other than the
SPVs) shall make any payment in respect of, or repurchase, redeem, retire or defease any, pre-petition Indebtedness.

            (d) Neither any Foreign Subsidiary Guarantor nor any Subsidiary of Borrower (other than the SPVs) which is not a Credit Party shall take any action in furtherance of, or make any payment on behalf of or in respect of, any pre-petition Claims or pre-petition Indebtedness of Borrower or any Domestic Subsidiary Guarantor.

      6.22 Reclamation Claims. Except as otherwise permitted by the Bankruptcy Court, no Credit Party shall enter into any agreement to return any of its Inventory to any of its creditors for application against any pre-petition Indebtedness under Section 546(g) of the Bankruptcy Code or consent to any creditor's taking any setoff against any of its pre-petition Indebtedness based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise.

      6.23 Take or Pay Contracts. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by Borrower or such Subsidiary regardless of whether such materials, supplies, other Property or services are delivered or furnished to it (it being understood and agreed that Vehicle supply agreements containing customary and reasonable provisions that provide price and other incentives to purchase Vehicles from the Manufacturer thereunder shall not violate this Section 6.23).

      6.24 Certain Issuances. No Credit Party shall, nor shall it permit any of its Subsidiaries to, issue, or agree to issue, any shares of its Stock, including any warrants, options or other rights to acquire its Stock (and including in Stock, for purposes of this Section 6.24, stock appreciation rights or similar rights), to any provider, underwriter or arranger of any secured financing to Borrower or any of its Subsidiaries (or any Affiliate of such provider, underwriter or arranger) in connection with the providing, underwriting or arranging of such financing.

      6.25 Ford Liens. No Credit Party shall, nor shall it permit any Subsidiary to, suffer to exist any Lien or other claim on or to any Ford Vehicle (other than any Lien or claim in favor of Ford Motor Credit Corporation or its Affiliates).

7.    TERM

      7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

      7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to


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
such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            (a) Any Credit Party (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the Letter of Credit Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any other Obligations hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

            (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 1.17, 1.18, 5.4(a), with respect to the maintenance of insurance as required thereunder, Sections 5.11, 5.12, 5.13, 5.15, or Section 6, or any of the provisions set forth in Annexes C or G, respectively.

            (c) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) days or more.

            (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for ten (10) days or more.

            (e) A default or breach occurs after the Petition Date under any other agreement, document or instrument to which any Credit Party or any of its Subsidiaries is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of (A) Borrower or any Domestic Subsidiary Guarantor arising after the Petition Date; or (B) any Foreign Subsidiary Guarantor in excess of $1,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements); or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.


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
            (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

            (g) Any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or any Credit Party shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed with respect to any Credit Party; any Credit Party's or any of its Subsidiaries' Board of Directors shall authorize a liquidation of such Person's business; or an application shall be filed by any Credit Party for the approval of any Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the Claims of Agent and Lenders against the Credit Parties hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim, in each case, without the prior written consent of the Agent and the Requisite Lenders.

            (h) Any Credit Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (other than the "first-day" motions filed and orders based thereon (or any motion seeking enforcement or order granting enforcement of such orders)), (i) approving payment of any pre-petition Indebtedness other than as approved in writing by Agent and the Requisite Lenders; (ii) not approved by Agent, which order allows payment of pre-petition Indebtedness or otherwise impairs the value of Agent's post-petition Claims;
(iii) granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets having a book value in excess of $100,000 in the aggregate; or
(iv) except to the extent the same would not constitute a Default under any of the previous clauses, approving any settlement or other stipulation with any creditor of any Credit Party, other than Agent and Lenders, or otherwise providing for payments as adequate protection (other than adequate protection to the Pre-Petition Lenders as approved in the Secondary DIP Facility Orders) or otherwise to such creditor individually or in the aggregate in excess of $25,000 for any and all such creditors.

            (i) (i) The Interim Order shall cease to be in full force and effect for any reason, and the Final Order shall not have been entered prior to such cessation; or (ii) the Final Order shall not have been entered (and shall not have been certified as having entered) by the Bankruptcy Court on or before August 30, 2002 or such later date agreed to in writing by Agent; or (iii) from and after the date of entry thereof, the Final Order shall cease to be in full force and effect; (iv) any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in the Interim Order or the Final Order and such default shall continue for a period of three
(3) days after the earlier to occur of (x) written notice thereof to the defaulting party by the Requisite Lenders or (y) such Credit Party's knowledge of such default; or (v) this Agreement, the other Loan Documents, the Interim Order or the Final Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any of the Credit Parties shall apply for authority to do so), or any Credit Party or any other Person shall file any


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
pleading requesting any such relief (and, in the case of such other Person, any Credit Party shall fail to timely object to such pleading) or any motion for such relief shall be granted by the Bankruptcy Court, in each case without the written consent of Agent and the Requisite Lenders.

            (j) Any Credit Party shall file a motion requesting any financing from any Person other than the Lenders under section 364(d) of the Bankruptcy Code, except as set forth in the Orders.

            (k) Assets of any Credit Party with a fair market value of $100,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any interim receiver, receiver, receiver and manager, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

            (l) A final judgment or judgments in respect of (i) post-petition liabilities or obligations for the payment of money with respect to Borrower or any Domestic Subsidiary Guarantor or (ii) with respect to any Foreign Subsidiary Guarantor or any other Subsidiary of Borrower that is not a Credit Party, liabilities or obligations for the payment of money, in each case, which is not covered by insurance (and for which the carrier has not denied liability) in excess of $250,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

            (m) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document or the Orders ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby having the priority contemplated thereby.

            (n)   Any Change of Control occurs.

            (o) The occurrence of any event or circumstance (other than the commencement of the Cases and the events and circumstances precipitating such filing) which is reasonably likely to have, or which results in or has had, a Material Adverse Effect.

            (p) Any default or breach by any Credit Party occurs after the Petition Date and is continuing under any of the agreements set forth on
Schedule 8.1(p).

            (q) Any Bankruptcy Event shall have occurred with respect to any Foreign Subsidiary Guarantor.

            (r) If the Secondary DIP Facility Order, the Lease Payment Order and/or the Secondary DIP Facility Documents (if effective), either alone or in combination, as of any date occurring after the earlier of the effective date of the Secondary DIP Facility Documents or


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
August 30, 2002, fail to make available commitments to provide (subject only to the issuance of Letters of Credit hereunder in an aggregate amount of not less than $70 million) post-petition enhancement letters of credit and/or cash for the purpose of enabling Borrower and the Domestic Subsidiary Guarantors to provide credit enhancement for any New Fleet Financing in an amount required by paragraph 7(iii) of the Interim Order.

      8.2   Remedies.

            (a) If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan Commitments with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate, to the extent not prohibited by applicable law.

            (b) If any Default or Event of Default has occurred and is continuing, and without further order of or application to the Bankruptcy Court, Agent may (and at the written request of the Requisite Lenders shall), by notice to Borrower (with a copy to counsel for the Committee, counsel for the Secondary DIP Facility Agent and to the U.S. Trustee), take one or more of the following actions, at the same or different times; provided that with respect to clause
(iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (iii) below, Agent shall provide Borrower and its counsel (with a copy to counsel for the Committee, counsel for the Secondary DIP Facility Agent and to the U.S. Trustee), with five (5) Business Days' written notice prior to taking the action contemplated thereby; provided further that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, Borrower may not withdraw or disburse any other amounts from such accounts without the prior written consent of Agent; in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto being whether, in fact, an Event of Default has occurred and is continuing): (i) terminate the Revolving Loan Commitments with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code and (iv) set-off amounts in the Cash Collateral Account, the Collection Account or the Concentration Account or any other accounts maintained with Agent and apply such amounts to the obligations of the Credit Parties hereunder and in the other Loan Documents. For the avoidance of doubt, in no event shall the institution of any cash sweeps or the cash collateralization of any Letter of Credit Obligations require Agent to give the notices referred to in the immediately preceding sentence.


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      8.3   Waivers by Credit Parties. Except as otherwise provided for in this
Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard; (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

      9.1   Assignment and Participations.

            (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Agent of an assignment fee of $3,500 and
(v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower, which shall not be unreasonably withheld or delayed; provided that no such consent shall be required for an assignment to a Qualified Assignee; and provided further that an assignment will not be effective until recorded by Agent in the Loan Account. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), (i) any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided that no such


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pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document and (ii) any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided that such Lender shall notify Agent of any such assignment for purposes of maintaining the Loan Account in accordance with Section 1.12 hereof, such assignment to become effective upon the recordation of such assignment in the Loan Account.

            (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender"; provided that Borrower shall not be required to pay any amount under Section 1.15 or Section 1.16 that is greater than the amount it would have been required to pay had no participation been sold. Except as set forth in the preceding sentence neither Borrower nor any Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred. In addition, each Lender granting a participation under this Section 9.1(b) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each participant, specifying such participant's entitlement to payments of principal and interest with respect to such participation, and for the avoidance of doubt, each participant shall be obligated to comply with Section 1.15(d) as if it were a "Lender."

            (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

            (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.4(b).

            (e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

            (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

            (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Agent and Borrower, the option to provide to Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (x) with notice to, but without the prior written consent of, Borrower and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (y) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder. In addition, each Granting Lender (i) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each SPC which has funded all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement, specifying such SPC's entitlement to payments of principal and interest with respect to such Loan and (ii) shall collect, prior to the time such SPC received payments with respect to such funded Loans, from each such SPC a Certificate of Exemption described in section 1.15(d) (and updated as required by Section 1.15(d)) as if such SPC were a Certifying Lender under Section 1.15(d).


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
            (h) (i) If an Event of Default has occurred and is continuing, one or more of each of the Secondary DIP Facility Lenders and the Pre-Petition Lenders (each, an "Assuming Lender") shall have the right to severally assume all (but not less than all) of the rights and obligations of Agent and the Lenders (the "Assigning Lenders") hereunder without the consent of Borrower or any other party hereto. Notice of the exercise of such assumption right shall be given on behalf of the Assuming Lenders by the Secondary DIP Facility Agent and/or Pre-Petition Agent, upon the giving of at least ten (10) Business Days' written notice (the "Assumption Notice") to Agent and Borrower of the Assuming Lenders' exercise of such assumption right, the date of such proposed assumption, the name of the institution that will succeed the then current Agent as the successor thereto (the "Successor Agent"), the names of the Assuming Lenders that intend to participate in such assumption and a breakdown of the percentage (its "Assumption Percentage") of the aggregate Commitments (including, and together with, the Advances and Letter of Credit Obligations related thereto) each Assuming Lender intends to purchase and assume from the Assigning Lenders; provided that it shall be a condition precedent to any Assigning Lender's obligations under this Section 9.1(h) that Borrower shall have paid to such Assigning Lender all expenses and other Obligations (other than Fees, interest and principal) then due and owing to such Assigning Lender, except that any reasonable costs and expenses incurred by such Assigning Lender in connection with the transactions contemplated by this Section 9.1(h) shall be paid by the Assuming Lenders to the extent provided in Section 9.1(h)(v).

                  (ii)   On the date of such proposed assumption,

                        (A) each Assigning Lender shall, severally, sell and assign its Revolving Credit Advances, Letter of Credit Obligations and Swing Line Advances, Commitments and rights and obligations hereunder and under each other Loan Document to each Assuming Lender a percentage of such Revolving Credit Advances, in Letter of Credit Obligations and Swing Line Advances, Commitments and related rights and obligations hereunder and under each other Loan Document in an amount equal to such Assuming Lender's Assumption Percentage for an amount equal to such Assuming Lender's Assumption Percentage of (1) the principal balance of all Advances held by, and all Letter of Credit Obligations purchased but not reimbursed to, such Assigning Lender and (2) all accrued interest and Fees with respect thereto to (but not including) the date of such sale (as calculated below),

                        (B) Agent shall assign all (and not less than all) of its rights and obligations hereunder and each other Loan Document to the Successor Agent and all references herein and in the other Loan Documents to "Agent" shall thereafter refer to such "Successor Agent,"

                        (C) the Swing Line Lender shall sell and assign all (and not less than all) of its Swing Line Loans and related rights and obligations hereunder and each other Loan Document and under each other Loan Document to the Successor Agent for an amount equal to the principal balance of all Swing Line Loans held by such Assigning Lender and all accrued interest with respect thereto to (but not including) the date of such sale, and


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                        (D)   the L/C Issuer shall assign all (and not less than
            all) of its rights and obligations hereunder and each other Loan Document to an Assuming Lender that (1) has short-term credit ratings of A-1 (or better) from S&P and P-1 from Moody's and (2) is selected by the Assuming Lenders holding a majority of the Assumption Percentage, and such Assuming Lender shall assume all such rights and obligations (such assuming issuer, the "Successor
            L/C Issuer"); provided that, such assignment and assumption and all other assignments and assumptions provided for in this Section
            9.1(h) shall not be effective until all outstanding Letters of Credit that were issued by the L/C Issuer have been replaced or backstopped with Letters of Credit issued by the Successor L/C
            Issuer in form and substance and in an amount equal to the Specified Percentage of the Maximum Available Amount, and

provided, that any provision contained herein or in any other Loan Document that survives the termination hereof (including those relating to indemnifications) shall continue to inure to the benefit of each Assigning Lender to the extent it inured to the benefit of such assigning Lender prior to the assignments and assumptions contemplated in this Section 9.1(h). All such assignments shall be effectuated pursuant to documentation reasonably satisfactory to the parties thereto and without representation or warranty, except in the case of the assignment and assumption of the Loans, accrued interest and Fees for which each Assigning Lender shall represent and warrant are being sold and assigned free and clear of any claim or Lien created by such Assigning Lender.

            (iii)  Amounts payable to the Assigning Lenders pursuant to clause
(ii)(A) above shall be remitted by wire transfer in Federal funds to such bank accounts of the Assigning Lenders as the Assigning Lenders may designate in writing to the Assuming Lender(s) for such purposes. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Assuming Lenders to the bank accounts designated by the Assigning Lenders are received in such bank accounts prior to 11:00 a.m. (New York time) and interest shall be calculated to and including such Business Day if the amounts so paid by the Assuming Lenders to such bank accounts are received in such bank accounts later than 11:00 a.m. (New York time).

            (iv) In connection with its assignment of its rights and obligations hereunder and under each other Loan Document as contemplated under clause (ii)(B) above, the original Agent shall transfer to the Successor Agent all Collateral in its possession and shall take all such other actions as may be necessary or reasonably desirable to ensure that the Successor Agent shall continue to have a perfected security interest in all of the Collateral for the benefit of itself and the Assuming Lenders.

            (v) Upon any purchase by the Assuming Lenders hereunder, each Assuming Lender agrees to indemnify and hold harmless Agent and the Lenders from and against all loss, cost, damage or expense (including attorneys' fees and legal expenses) suffered or incurred by the Agent or the Lenders arising from or in any way related to the act or omissions of such Assuming Lender after the purchase. In connection with its exercise of its assumption right under this
Section 9.1(h), each Assuming Lender shall reimburse Agent, each Lender and L/C Issuer for their respective reasonable documented costs and expenses (including reasonable


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legal fees) incurred by each such Person in connection with the negotiation, preparation and execution of the documentation that is required to be delivered by such Person under this Section 9.1(h) and the other actions specifically contemplated in this Section 9.1(h), in each case, to the extent of the Assumption Percentage of such Assuming Lender; it being understood that payment of all such costs and expenses is a condition to the obligations of the Assigning Lenders.

            (vi)  Notwithstanding anything to the contrary in Section 11.2, this
Section 9.1(h) may not be amended without the consent of (A) the Secondary DIP Facility Lenders holding a majority of (1) the credit extensions (or risk participations therein) under the Secondary DIP Facility or (2) if no credit extensions are outstanding thereunder, the commitments thereunder and (B) the Pre-Petition Lenders holding a majority of (1) the credit extensions (or risk participations therein) under the Pre-Petition Facility or (2) if no credit extensions are outstanding thereunder, the commitments thereunder.

      9.2 Appointment of Agent. (a) GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents (except to the limited extent provided in Section 1.12), Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

            (b) If Agent shall request instructions from the Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Requisite Lenders, Supermajority Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (i) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document; (ii) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (iii) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall


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
have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.

            (c) Without limiting any of the foregoing provisions in favor of Agent, for the purposes of holding any security granted by any Credit Party pursuant to the laws of the Province of Quebec, including any deed of hypothec, debenture, bond or other title of indebtedness and debenture or bond pledge agreements, Agent is hereby appointed to act as the Person holding an irrevocable power of attorney (fonde de pouvoir) pursuant to article 2692 of the Civil Code of Quebec to act on behalf of each present and future Lender. By executing an Assignment Agreement, each future Lender shall be deemed to ratify the power of attorney (fonde de pouvoir) granted herein. Agent agrees to act in such capacity. Each party hereto agrees that, notwithstanding Section 32 of an Act respecting the Special Powers of Legal Persons (Quebec), Agent may, as the Person holding the power of attorney of Lenders, acquire and or be the pledge of any debentures, bonds or other titles of indebtedness secured by any hypothec granted by any Credit Party to Agent pursuant to the laws of the Province of Quebec.

      9.3 Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party (or any of its Subsidiaries) or to inspect the Collateral (including the books and records) of any Credit Party (or any of its Subsidiaries); (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      9.4 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Subsidiaries or Affiliates and any Person who may do business with or own securities of any Credit Party or any such


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Subsidiary or Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party (or any of its Subsidiaries) for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as Agent.

      9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements and Projections and Initial Cash Flow Forecast referred to in Sections 3.4(a) and 3.4(b), respectively, and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties (and their Subsidiaries) and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

      9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

      9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall


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become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement (other than obligations under Section 9.1(h)(iv)) and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

      9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, and without further order of or application to the Bankruptcy Court, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or such Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or such Guarantor against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

      9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

            (a)   Advances; Payments.


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                  (i)   Revolving Lenders shall refund the Swing Line Loan in
accordance with clause (iii) and (iv) of Section 1.1(b). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                  (ii) On the second (2nd) Business Day of each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

            (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Representative and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.


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            (c)   Return of Payments.

                  (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

            (d)   Non-Funding Lenders. The failure of any
Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" or "Supermajority Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

            (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

            (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including


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exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10.   SUCCESSORS AND ASSIGNS

      10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents; provided that each Secondary DIP Facility Lender and each Pre-Petition Lender is an express third party beneficiary solely with respect to
Section 9.1(h).

11.   MISCELLANEOUS

      11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, proposal letter, commitment letter, fee letter (other than the GE Capital Fee Letter) or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement other than, with respect to the Commitment Letter, the provisions set forth therein which by their express terms survive the execution and delivery of this Agreement and the other Loan Documents.

      11.2  Amendments and Waivers.

            (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower (or any other relevant Credit Party), and by the Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of the Requisite Lenders.

            (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the


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definition of the Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Items set forth in Section 1.6, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrower.

            (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby:
(i) increase the principal amount of any Lender's Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and may be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender;
(iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii) through (v)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender;
(v) except as otherwise permitted herein or in the other Loan Documents, release any material Guarantor or release, or permit any Credit Party (or any Subsidiary thereof) to sell or otherwise dispose of, all or substantially all of the Collateral; (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Lenders" insofar as such definitions affect the substance of this Section 11.2 or (viii) amend or modify the Superpriority Claim status of the Lenders contemplated by
Section 1.17. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent, the Swing Line Lender, L/C Issuer or GE Capital (with respect to Annex B), in each case, under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, the Swing Line Lender or L/C Issuer or GE Capital, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon Lender and its successors and assigns and upon each holder of the Notes at the time outstanding and each future holder of the Notes.

            (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                  (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii) and (iii) below being referred to as a "Non-Consenting Lender");

                  (ii) requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained; and


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
                  (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained;

then, so long as Agent is not a Non-Consenting Lender, at Borrower's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

            (e) Upon payment in full in cash and performance of all of the Obligations (other than contingent Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

      11.3 Fees and Expenses. Borrower shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, Consultants and auditors) and (ii) Agent (and, with respect to clauses (c), (d) and (f) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation and preparation of the Loan Documents, the negotiation of the Secondary DIP Facility Loan Documents and the negotiation of the New Fleet Financing Documents, and incurred in connection with:

            (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer);

            (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or the Orders or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

            (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any (or all of) Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of


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reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided further that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

            (d) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

            (e) efforts to (i) monitor the Loans or any of the other Obligations; (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs in the Cases and otherwise, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; and

            (f) any review of pleadings and documents related to the Cases, general monitoring of the Cases, attendance at meetings and hearings in or related to the Cases and any subsequent Chapter 7 case (including, in each case without limitation, the reasonable fees and disbursements of counsel for each of Agent and the Lenders);

including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

      11.4 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an


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instrument in writing signed by an officer of or other authorized employee of
Agent and the applicable required Lenders, and directed to Borrower specifying such suspension or waiver.

      11.5 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

      11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

      11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      11.8 Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and any Lender may disclose such information
(a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party or (f) that ceases to be confidential through no fault of Agent or any Lender.

      11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT


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PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN
DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY
OF THE OTHER LOAN DOCUMENTS; PROVIDED THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY
BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID. IN ADDITION TO THE FOREGOING, EACH CREDIT PARTY HEREBY IRREVOCABLY APPOINTS BRACC AS ITS AGENT FOR THE PURPOSE OF ACCEPTING ANY SERVICE OF PROCESS WITHIN THE STATE OF NEW YORK AND BRACC FURTHER IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT FOR
THE PURPOSE OF ACCEPTING ANY SUCH SERVICE OF PROCESS WITHIN THE STATE OF NEW YORK, AND EACH CREDIT PARTY AGREES THAT SERVICE ON BRACC OR SERVICE ON CT CORPORATION AS AGENT FOR BRACC SHALL CONSTITUTE VALID SERVICE OF PROCESS ON EACH SUCH OTHER CREDIT PARTY HEREUNDER.

      11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery


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or United States Mail as otherwise provided in this Section 11.10); (c) one (1)
Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

      11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

      11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.


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      11.15 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

      11.16 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      11.17 Parties Including Trustees; Bankruptcy Court Proceedings. This Agreement, the other Loan Documents, and all Liens created hereby or pursuant to the Security Agreement or any other Loan Document shall be binding upon each Credit Party, the estate of each Credit Party, and any trustee or successor in interest of any Credit Party in the Cases or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Agent and each Lender and each of their respective assigns, transferees and endorsees. The Liens created by this Agreement, the Security Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Cases or any other bankruptcy case of any Credit Party to a case under chapter 7 of the Bankruptcy Code or in the event of dismissal of any Case or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that Agent file financing statements or otherwise perfect its security interests or Liens under applicable law.

      11.18 Judgment Currency.

            (a) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11.18 referred to as the "judgment currency") an amount due under any Loan Document in any currency (the "obligation currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.18, the "judgment conversion date").

            (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.18(a), there is a change in the rate of exchange prevailing between the judgment conversion date and the date of actual receipt of the amount due in immediately available funds, the applicable Credit Party or Parties shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the judgment currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the obligation currency which could have been purchased with the amount of the judgment currency stipulated in the judgment or judicial order at the rate of



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exchange prevailing on the judgment conversion date. Any amount due from any
Credit Party under this Section 11.18(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

            (c) The term "rate of exchange" in this Section 11.18 means the rate of exchange at which Agent, on the relevant date at or about 12:00 noon (Toronto time), would be prepared to sell, in accordance with its or GE Capital's normal course foreign currency exchange practices, the obligation currency against the judgment currency.

      11.19 Currency Equivalency Generally. For the purpose of making valuations or computations under this Agreement and the other Loan Documents, unless expressly provided otherwise, where a reference is made to a dollar amount is considered as the amount in Dollars and, therefore, each other currency shall be converted into the Dollar Equivalent Amount thereof.

12.   GUARANTY

      12.1 Guaranty. Each Credit Party (other than Borrower) hereby agrees that such Credit Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and the Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by Borrower.

      12.2 Obligations Absolute. Each Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

            (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which Borrower is or may become a party;

            (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

            (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

            (d)   the insolvency of any Credit Party; or

            (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.


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      12.3  Waivers by Guarantors. Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Guarantor. It is agreed among each Guarantor, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

      12.4 Benefit of Guaranty. Each Guarantor agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Guarantor and Agent or Lenders, the obligations of such other Guarantor under the Loan Documents.

      12.5 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.8, each Guarantor hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this
Section 12.5.

      12.6 Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Guarantor or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Guarantor or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Guarantor shall not impair any other Guarantor's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral


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and the difference between such bid amount and the remaining balance of the
Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

      12.7 Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor's liability under this Section 12 (which liability is in any event in addition to amounts for which Borrower is primarily liable under
Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

            (a) the net amount of all Loans advanced to any other Guarantor under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Guarantor; and

            (b) the amount that could be claimed by Agent and Lenders from such Guarantor under this Section 12 without rendering such claim voidable or avoidable under any Insolvency Law, Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Guarantor under Section 12.8.

      12.8  Contribution with Respect to Guaranty Obligations.

            (a) To the extent that any Guarantor shall make a payment under this Section 12 of all or any of the Obligations (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Revolving Loan Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

            (b) As of any date of determination, the "Allocable Amount" of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under this Section 12 without rendering such claim voidable or avoidable under any Insolvency Law, Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (c) This Section 12.8 is intended only to define the relative rights of the Guarantor and nothing set forth in this Section 12.8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1.

            (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

            (e) The rights of the indemnifying Guarantors against other Credit Parties under this Section 12.8 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                            BUDGET GROUP, INC.,

                                            as Borrower

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION,
                                            as Agent and Lender

                                            By:
                                               ---------------------------------
                                                  Duly Authorized Signatory









                                 Signature Page
                                       to
                      Debtor-In-Possession Credit Agreement

                                       DOMESTIC SUBSIDIARY GUARANTORS:
                                       -------------------------------

                                       AUTO RENTAL SYSTEMS, INC.
                                       BGI AIRPORT PARKING, INC.
                                       BGI SHARED SERVICES, INC.
                                       BGI SHARED SERVICES, LLC
                                       BRAC CREDIT CORPORATION
                                       BUDGET CAR SALES, INC.
                                       BUDGET FLEET FINANCE CORPORATION
                                       BUDGET RENT-A-CAR ASIA-PACIFIC, INC.
                                       BUDGET RENT A CAR CARIBE
                                          CORPORATION
                                       BUDGET RENT A CAR CORPORATION
                                       BUDGET RENT-A-CAR INTERNATIONAL,
                                          INC.
                                       BUDGET RENT A CAR OF JAPAN, INC.
                                       BUDGET RENT A CAR OF ST. LOUIS, INC.
                                       BUDGET RENT-A-CAR OF THE MIDWEST, INC.
                                       BUDGET RENT-A-CAR SYSTEMS, INC.
                                       BUDGET SALES CORPORATION
                                       BUDGET STORAGE CORPORATION
                                       BVM, INC.
                                       CARSON CHRYSLER PLYMOUTH DODGE
                                          JEEP EAGLE, INC.
                                       CONTROL RISK CORPORATION
                                       DAYTON AUTO LEASE COMPANY, INC.
                                       DIRECTORS ROW MANAGEMENT
                                          COMPANY, LLC
                                       IN MOTORS VI, LLC
                                       MASTERING THE MOVE REALTY, INC.
                                       MOISANT CAR SALES, INC.
                                       NYRAC INC.
                                       PAUL WEST FORD, INC.
                                       PHILIP JACOBS INSURANCE AGENCY,
                                          INC.
                                       PREMIER CAR RENTAL LLC
                                       RESERVATION SERVICES, INC.
                                       RYDER MOVE MANAGEMENT, INC.
                                       RYDER RELOCATION SERVICES, INC.
                                       RYDER TRS, INC.
                                       TCS PROPERTIES, LLC
                                       TEAM CAR SALES OF CHARLOTTE, INC.
                                       TEAM CAR SALES OF DAYTON, INC.
                                       TEAM CAR SALES OF PHILADELPHIA,
                                          INC.

                                 Signature Page
                                       to
                      Debtor-In-Possession Credit Agreement

                                       TEAM CAR SALES OF RICHMOND, INC.
                                       TEAM CAR SALES OF SAN DIEGO, INC.
                                       TEAM CAR SALES OF SOUTHERN
                                          CALIFORNIA, INC.
                                       TEAM FLEET SERVICES CORPORATION
                                       TEAM HOLDINGS CORP.
                                       TEAM REALTY SERVICES, INC.
                                       THE MOVE SHOP, INC.
                                       TRANSPORTATION AND STORAGE
                                           ASSOCIATES
                                       VALCAR RENTAL CAR SALES, INC.
                                       VEHICLE RENTAL ACCESS COMPANY, LLC
                                       WARREN WOOTEN FORD, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------



                                       FOREIGN SUBSIDIARY GUARANTORS:
                                       -----------------------------

                                       COMPACT RENT-A-CAR LIMITED
                                       BUDGET RENT A CAR OF CANADA
                                                LIMITED
                                       MANSIONS AUTO GARAGE LTEE

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------



                                 Signature Page
                                       to
                      Debtor-In-Possession Credit Agreement

                               INDEX OF APPENDICES

Annex A (Recitals)                  -       Definitions
Annex B (Section 1.2)               -       Letters of Credit
Annex C (Section 1.8)               -       Cash Management System
Annex D (Section 2.1(a))            -       Closing Checklist
Annex E (Section 4.1(a))            -       Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))            -       Collateral Reports
Annex G (Section 6.10)              -       Financial Covenants
Annex H (Section 9.9(a))            -       Lenders' Wire Transfer Information
Annex I (Section 11.10)             -       Notice Addresses
Annex J (from Annex A -
   Commitments definition)                  Commitments as of Closing Date

Exhibit 1.1(a)(i)                   -       Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)                  -       Form of Revolving Note
Exhibit 1.1(b)(ii)                  -       Form of Swing Line Note
Exhibit 1.5(e)                      -       Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                      -       Form of Borrowing Base Certificate
Exhibit 9.1(a)                      -       Form of Assignment Agreement
Exhibit A                           -       Form of Interim Order
Exhibit B                           -       Form of Security Agreement
Exhibit C                           -       Form of Collateral Agency Agreement*
Exhibit D                           -       Form of Nominee Agreement*
Exhibit E                           -       Form of Canadian Guaranty*
Exhibit F                           -       Form of Canadian Security Documents*
Exhibit G                           -       Form of Pledge Agreement
Exhibit H                           -       Form of Master Standby Agreement
Exhibit I                           -       Form of Control Agreement
Exhibit J                           -       Form of Joinder/Increase Agreement
Exhibit K                           -       Interim Secondary DIP Facility Order
Exhibit L                           -       Interim Ford Order
Exhibit M                           -       Lease Payment Order

Schedule 1.1                        -       Agent's Representatives
Schedule 2.1(a)                     -       First Day Orders
Schedule 1.6                        -       Eligible Mortgaged Properties
Schedule 5.11                       -       Post-Closing Requirements
Schedule 6.8                                Real Estate Held for Sale
Schedule 6.18                       -       Material Contracts and Leases
Schedule 8.1(p)                     -       Cross-Defaulted Agreements

Disclosure Schedule  3.1            -       Type of Entity; State of Organization
Disclosure Schedule  3.2            -       Executive Offices, Collateral Locations, FEIN
Disclosure Schedule  3.4(a)         -       Financial Statements

*To be added in accordance with Section 5.11.

Disclosure Schedule  3.4(b)         -       Projections and Initial Cash Flow Forecast
Disclosure Schedule  3.6            -        Real Estate and Leases
Disclosure Schedule  3.7            -        Labor Matters
Disclosure Schedule  3.8            -        Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule  3.11           -        Tax Matters
Disclosure Schedule  3.12           -        ERISA Plans
Disclosure Schedule  3.13           -        Litigation
Disclosure Schedule  3.15           -        Intellectual Property
Disclosure Schedule  3.17           -        Hazardous Materials
Disclosure Schedule  3.18           -        Insurance
Disclosure Schedule  3.19           -        Deposit and Disbursement Accounts
Disclosure Schedule  3.20           -        Government Contracts
Disclosure Schedule  3.22           -        Material Agreements
Disclosure Schedule  3.24           -        TFFC Indebtedness
Disclosure Schedule  5.1            -        Trade Names
Disclosure Schedule  6.2            -        Existing Investments
Disclosure Schedule  6.3            -        Existing Indebtedness
Disclosure Schedule  6.4(a)                  -       Existing Transactions with Affiliates
Disclosure Schedule  6.6            -        Existing Guaranteed Indebtedness
Disclosure Schedule  6.7            -        Existing Liens

                                TABLE OF CONTENTS

                                                                                                     PAGE
1.  AMOUNT AND TERMS OF CREDIT.........................................................................2

    1.1    Credit Facilities...........................................................................2

           (a)   Revolving Credit Facility.............................................................2

           (b)   Swing Line Facility...................................................................3

           (c)   Reliance on Notices...................................................................4

    1.2    Letters of Credit...........................................................................4

    1.3    Prepayments.................................................................................5

           (a)      Reductions in Revolving Loan Commitments...........................................5

           (b)      Mandatory Prepayments; Commitment Termination; Cash Collateral.....................5

           (c)      Application of Certain Mandatory Prepayments.......................................6

           (d)      No Implied Consent.................................................................7

    1.4    Use of Proceeds.............................................................................7

    1.5    Interest and Applicable Margins.............................................................7

    1.6    Eligible Items..............................................................................10

           (a)      Eligible Accounts..................................................................10

           (b)      Eligible Vehicles..................................................................13

           (c)      Eligible Mortgaged Properties......................................................14

           (d)      Eligible IP Rights.................................................................16

    1.7    Intentionally Omitted.......................................................................16

    1.8    Cash Management Systems.....................................................................17

    1.9    Fees........................................................................................17

    1.10   Receipt of Payments.........................................................................17

    1.11   Application and Allocation of Payments......................................................18

    1.12   Loan Account and Accounting.................................................................19

    1.13   Indemnity...................................................................................20

    1.14   Access......................................................................................21

    1.15   Taxes.......................................................................................21

    1.16   Capital Adequacy; Increased Costs; Illegality...............................................23

    1.17   Priority and Liens..........................................................................24

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE
    1.18     Security Interest in Cash Collateral Account................................................25

    1.19     No Discharge; Survival of Claims............................................................25

    1.20     Single Loan.................................................................................26

    1.21     No Bankruptcy Petition Against TFFC/Budget Funding Corporation..............................26

    1.22     Joinder and Commitment Increase.............................................................26

2.  CONDITIONS PRECEDENT.................................................................................27

    2.1      Conditions to the Initial Loans.............................................................27

             (a)      Credit Agreement; Loan Documents...................................................27

             (b)      Approvals..........................................................................28

             (c)      Payment of Fees....................................................................28

             (d)      Capital Structure; Other Indebtedness..............................................28

             (e)      Due Diligence......................................................................28

             (f)      Series 2002-1 Fleet Financing......................................................28

    2.2      Further Conditions to Each Loan Extension of Credit.........................................28

3.  REPRESENTATIONS AND WARRANTIES.......................................................................29

    3.1      Corporate Existence; Compliance with Law....................................................30

    3.2      Executive Offices, Collateral Locations, FEIN...............................................30

    3.3      Corporate Power, Authorization, Enforceable Obligations.....................................30

    3.4      Financial Statements, Projections and Cash Flow Forecasts...................................31

             (a)      Financial Statements...............................................................31

             (b)      Projections and Initial Cash Flow Forecast.........................................32

    3.5      Material Adverse Effect.....................................................................32

    3.6      Ownership of Property; Liens................................................................32

    3.7      Labor Matters...............................................................................33

    3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness...................33

    3.9      Government Regulation.......................................................................34

    3.10     Margin Regulations..........................................................................34

    3.11     Taxes.......................................................................................34

    3.12     ERISA.......................................................................................35

    3.13     No Litigation...............................................................................36

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE

    3.14     Brokers...................................................................................37

    3.15     Intellectual Property.....................................................................37

    3.16     Full Disclosure...........................................................................37

    3.17     Environmental Matters.....................................................................37

    3.18     Insurance.................................................................................38

    3.19     Deposit and Disbursement Accounts.........................................................38

    3.20     Government Contracts......................................................................38

    3.21     Customer, Trade and Franchisee Relations..................................................38

    3.22     Agreements and Other Documents............................................................39

    3.23     Ford Vehicles.............................................................................39

    3.24     TFFC Financing............................................................................39

4.  FINANCIAL STATEMENTS AND INFORMATION...............................................................39

    4.1      Reports and Notices.......................................................................39

    4.2      Communication with Accountants............................................................40

    4.3      Collateral Monitoring and Review..........................................................40

5.  AFFIRMATIVE COVENANTS..............................................................................40

    5.1      Maintenance of Existence..................................................................40

    5.2      Payment of Charges........................................................................41

    5.3      Books and Records.........................................................................41

    5.4      Insurance; Damage to or Destruction of Collateral.........................................41

    5.5      Compliance with Laws......................................................................43

    5.6      Supplemental Disclosure...................................................................43

    5.7      Intellectual Property.....................................................................43

    5.8      Environmental Matters.....................................................................44

    5.9      Landlords' Consents, Mortgagee Agreements, Bailee Letters and Real Estate
             Purchases.................................................................................44

    5.10     Further Assurances........................................................................45

    5.11     Post-Closing Obligations..................................................................45

    5.12     Series 2002-2 Fleet Financing.............................................................45

    5.13     Secondary DIP Facility....................................................................46

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE
    5.14     Canadian Pension and Benefit Plans........................................................46

    5.15     Lease Payment Order.......................................................................47

6.  NEGATIVE COVENANTS.................................................................................47

    6.1      Mergers, Subsidiaries, Conduct of Business................................................47

    6.2      Investments; Loans and Advances...........................................................47

    6.3      Indebtedness..............................................................................49

    6.4      Employee Loans and Affiliate Transactions.................................................50

    6.5      Capital Structure and Business............................................................50

    6.6      Guaranteed Indebtedness...................................................................51

    6.7      Liens.....................................................................................51

    6.8      Sale of Stock and Assets..................................................................52

    6.9      ERISA.....................................................................................53

    6.10     Financial Covenants.......................................................................54

    6.11     Hazardous Materials.......................................................................54

    6.12     Sale-Leasebacks...........................................................................54

    6.13     Cancellation of Indebtedness..............................................................54

    6.14     Restricted Payments.......................................................................54

    6.15     Change of Corporate Name or Location; Change of Fiscal Year...............................54

    6.16     No Impairment of Intercompany Transfers...................................................54

    6.17     No Speculative Transactions...............................................................55

    6.18     Material Contracts and Leases.............................................................55

    6.19     Chapter 11 Claims and Liens...............................................................55

    6.20     Bankruptcy Court Orders...................................................................55

    6.21     Limitations on Payments of Certain Indebtedness; Modifications of Certain
             Indebtedness..............................................................................55

    6.22     Reclamation Claims........................................................................56

    6.23     Take or Pay Contracts.....................................................................56

    6.24     Certain Issuances.........................................................................56

    6.25     Ford Liens................................................................................56

7.  TERM...............................................................................................56

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE
    7.1      Termination...............................................................................56

    7.2      Survival of Obligations Upon Termination of Financing Arrangements........................56

8.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES.............................................................57

    8.1      Events of Default.........................................................................57

    8.2      Remedies..................................................................................60

    8.3      Waivers by Credit Parties.................................................................61

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT................................................61

    9.1      Assignment and Participations.............................................................61

    9.2      Appointment of Agent......................................................................66

    9.3      Agent's Reliance, Etc.....................................................................67

    9.4      GE Capital and Affiliates.................................................................67

    9.5      Lender Credit Decision....................................................................68

    9.6      Indemnification...........................................................................68

    9.7      Successor Agent...........................................................................68

    9.8      Setoff and Sharing of Payments............................................................69

    9.9      Advances; Payments; Non-Funding Lenders; Information; Actions in Concert..................69

           (a)      Advances; Payments.................................................................69

           (b)      Availability of Lender's Pro Rata Share............................................70

           (c)      Return of Payments.................................................................71

           (d)      Non-Funding Lenders................................................................71

           (e)      Dissemination of Information.......................................................71

           (f)      Actions in Concert.................................................................71

10. SUCCESSORS AND ASSIGNS.............................................................................72

    10.1     Successors and Assigns....................................................................72

11. MISCELLANEOUS......................................................................................72

    11.1     Complete Agreement; Modification of Agreement.............................................72

    11.2     Amendments and Waivers....................................................................72

    11.3     Fees and Expenses.........................................................................74

    11.4     No Waiver.................................................................................75

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE
         11.5     Remedies.............................................................................76

         11.6     Severability.........................................................................76

         11.7     Conflict of Terms....................................................................76

         11.8     Confidentiality......................................................................76

         11.9     GOVERNING LAW........................................................................76

         11.10    Notices..............................................................................77

         11.11    Section Titles.......................................................................78

         11.12    Counterparts.........................................................................78

         11.13    WAIVER OF JURY TRIAL.................................................................78

         11.14    Press Releases and Related Matters...................................................78

         11.15    Advice of Counsel....................................................................79

         11.16    No Strict Construction...............................................................79

         11.17    Parties Including Trustees; Bankruptcy Court Proceedings.............................79

         11.18    Judgment Currency....................................................................79

         11.19    Currency Equivalency Generally.......................................................80

12. GUARANTY...........................................................................................80

         12.1     Guaranty.............................................................................80

         12.2     Obligations Absolute.................................................................80

         12.3     Waivers by Guarantors................................................................81

         12.4     Benefit of Guaranty..................................................................81

         12.5     Subordination of Subrogation, Etc....................................................81

         12.6     Election of Remedies.................................................................81

         12.7     Limitation...........................................................................82

         12.8     Contribution with Respect to Guaranty Obligations....................................82